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                                                                  EXHIBIT 10(21)

                         _____________________________

                          Dated:  As of June 30, 1995











                       AGREEMENT FOR PURCHASE OF SHARES

                         (Ultrabridge Darwin Limited;
                          Havewin Trading Limited;
                          Diamond Darwin Pty Limited)


                                EXECUTION COPY
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                                                                            i
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                               TABLE OF CONTENTS

_____________________________________________________________________________

RECITALS..................................................................  1

OPERATIVE PROVISIONS......................................................  3

     1    INTERPRETATION..................................................  3
     2    SALE AND PURCHASE OF SHARES.....................................  9
     3    PURCHASE PRICE.................................................. 10
     4    CONDITIONS PRECEDENT............................................ 11
     5    COMPLETION AND COMPLETION ACCOUNTS.............................. 14
     6    PAYMENT OF THE PURCHASE PRICE................................... 19
     7    CONDUCT OF BUSINESS PENDING COMPLETION.......................... 19
     8    RISK AND INSURANCE.............................................. 23
     9    ACCESS TO RECORDS............................................... 24
     10   SUPERANNUATION.................................................. 25
     11   WARRANTIES REPRESENTATIONS AND INDEMNITIES...................... 25
     12   ADJUSTMENT FOR TAX LIABILITY.................................... 33
     13   DEFAULT BY VENDORS.............................................. 44
     14   RESTRAINT....................................................... 44
     15   COSTS AND STAMP DUTY............................................ 46
     16   POWER OF ATTORNEY............................................... 47
     17   NOTICES......................................................... 47
     18   ASSIGNMENT...................................................... 48
     19   MISCELLANEOUS................................................... 48
     20   GOVERNING LAW JURISDICTION AND SERVICE OF PROCESS............... 49

APPENDIX A     WARRANTIES AND REPRESENTATIONS WITH RESPECT
               TO THE COMPANY AND SUBSIDIARIES............................ 51
     VENDORS' QUALIFICATIONS.............................................. 51
     THE COMPANY AND THE SUBSIDIARIES..................................... 52
     SHARES............................................................... 52
     FINANCIAL STATEMENTS................................................. 53
     BUSINESS............................................................. 54
     BUSINESS PREMISES.................................................... 57
     PLANT AND EQUIPMENT.................................................. 59
     INVENTORY............................................................ 60
     INTELLECTUAL PROPERTY RIGHTS......................................... 60
     CONTRACTS............................................................ 62
     INSURANCE............................................................ 63
     TAXATION............................................................. 63
     RECORDS.............................................................. 64
     LITIGATION........................................................... 65
     ENVIRONMENT.......................................................... 66

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                                                                       ii
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
     EMPLOYEES........................................................ 67
     SUPERANNUATION................................................... 67
     CHANGES SINCE THE LAST BALANCE DATE.............................. 68
     BROKERAGE........................................................ 69
     INFORMATION...................................................... 69

APPENDIX B     WARRANTIES AND REPRESENTATIONS WITH RESPECT TO
               ULTRABRIDGE DARWIN LIMITED............................. 71
     VENDORS' QUALIFICATIONS.......................................... 71
     ULTRABRIDGE...................................................... 71
     THE SHARES....................................................... 71
     FINANCIAL STATEMENTS............................................. 72
     BUSINESS......................................................... 73
     INSURANCE........................................................ 75
     TAXATION......................................................... 75
     RECORDS.......................................................... 76
     LITIGATION....................................................... 76
     CHANGES SINCE THE DATE OF THE LAST ULTRABRIDGE ACCOUNTS.......... 76
     INFORMATION...................................................... 77

APPENDIX C     WARRANTIES AND REPRESENTATIONS WITH RESPECT TO
               HAVEWIN TRADING LIMITED................................ 79
     VENDORS' QUALIFICATIONS.......................................... 79
     HAVEWIN.......................................................... 79
     THE SHARES....................................................... 79
     FINANCIAL STATEMENTS............................................. 80
     BUSINESS......................................................... 81
     INSURANCE........................................................ 83
     TAXATION......................................................... 83
     RECORDS.......................................................... 84
     LITIGATION....................................................... 84
     CHANGES SINCE THE DATE OF THE LAST HAVEWIN ACCOUNTS.............. 84
     INFORMATION...................................................... 85

SCHEDULES

     SCHEDULE 1A    ULTRABRIDGE VENDORS AND SHAREHOLDING
                    (ULTRABRIDGE DARWIN LIMITED SHARES)............... 87

     SCHEDULE 1B    HAVEWIN VENDORS AND SHAREHOLDING
                    (HAVEWIN TRADING LIMITED SHARES).................. 89

     SCHEDULE 1B(b) HAVEWIN VENDORS AND SHAREHOLDER LOANS............. 90

     SCHEDULE 1C    VENDORS AND SHAREHOLDING TRUST SHARES
                    (DIAMOND DARWIN PTY LIMITED SHARES)............... 91

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                                                                     iii
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
     SCHEDULE 2     SUBSIDIARIES....................................  92

     SCHEDULE 3     MORTGAGES AND OTHER ENCUMBRANCES
                    OVER THE COMPANY AND EACH SUBSIDIARY............  93

     SCHEDULE 4     BANK ACCOUNTS AND SIGNATORIES...................  94

     SCHEDULE 5     CONTRACTS WITH THE VENDORS......................  95

     SCHEDULE 6     BUSINESS PREMISES...............................  96

     SCHEDULE 7     PARTICULARS OF PROPERTY LEASES..................  97

     SCHEDULE 8     LIST OF PLANT AND EQUIPMENT.....................  98

     SCHEDULE 9     PARTICULARS OF EQUIPMENT LEASES.................  99

     SCHEDULE 10    PARTICULARS OF REGISTERED AND UNREGISTERED...... 100

     SCHEDULE 11    MATERIAL CONTRACTS.............................. 101

     SCHEDULE 12    BANKING FACILITIES.............................. 102

     SCHEDULE 13    CONTRACTS OF INSURANCE.......................... 103

     SCHEDULE 14    LITIGATION...................................... 106

     SCHEDULE 15    EMPLOYEE BENEFIT PLANS.......................... 107

     SCHEDULE 16    NOTICE PROVISIONS............................... 108

     SCHEDULE B1    BANK ACCOUNTS AND SIGNATORIES................... 111

     SCHEDULE B2    CONTRACTS OF INSURANCE.......................... 112

     SCHEDULE C1    BANK ACCOUNTS AND SIGNATORIES................... 113

     SCHEDULE C2    CONTRACTS OF INSURANCE.......................... 114

     SIGNATURES..................................................... 115

ANNEXURES

     ANNEXURE A     LAST ACCOUNTS................................... 120

     ANNEXURE B     INTERIM ACCOUNTS................................ 121

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                                                                  iv
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
     ANNEXURE C     DISCLOSURE LETTER .........................  122

     ANNEXURE A-1   LAST HAVEWIN ACCOUNTS .....................  123

     ANNEXURE A-2   LAST ULTRABRIDGE ACCOUNTS .................  124

EXHIBITS

     EXHIBIT 1  ULTRABRIDGE LIQUIDATION PROCEDURES

     EXHIBIT 2  HAVEWIN LIQUIDATION PROCEDURES

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                                                                               1
________________________________________________________________________________

               AGREEMENT FOR PURCHASE OF SHARES


               This Agreement for Purchase of Shares (this "Agreement") is made as of June 30, 1995
               Between:
               THE PERSONS whose names and addresses are set out in column 1 of
               Schedule 1 (collectively "Vendors" and individually "Vendor")
               And:
               MGM GRAND AUSTRALIA PTY LTD (A.C.N. 069 214 473), which is a company incorporated in the Northern Territory, Australia and has its registered office at 3rd Floor, Diamond Beach Casino, Gilruth Avenue, Darwin City, NT 0800 ("Purchaser").
               And:
               MGM GRAND, INC., which is a company incorporated in the State of Delaware, United States, with its principal office in Las Vegas, Nevada ("MGM Grand").

RECITALS:
          A. Diamond Darwin Pty Limited (A.C.N. 009 641 089) is a company incorporated in the Northern Territory, Australia and has its registered office at 3rd Floor, Diamond Beach Casino, Gilruth Avenue, Darwin City, Northern Territory, Australia ("Company").

          B. Ultrabridge Darwin Limited is a company incorporated in the Cayman Islands and has its registered office at P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, British West Indies ("Ultrabridge").

          C. Havewin Trading Limited is a company incorporated in Hong Kong and has its registered office at Rooms 705-8, Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong ("Havewin").

          D. The Company has an authorised share capital of Aus$20,000,000 divided into 4,250,000 A Class shares, 4,250,000,000 B Class shares, 10,000,000 C Class shares and 1,500,000 D Class shares of AUS$1.00 par value each, of which 4,250,000 A Class shares, 4,250,000 B Class shares and 1,500,000 D Class shares have been issued, credited as fully paid.

          E. Ultrabridge has an authorized ordinary share capital of US $900,000 divided into 1,000 ordinary voting shares and 899,000 ordinary non-voting shares, with a nominal value of US $1.00 each, of which 1,000 voting shares and 100,000 non-voting shares have been issued, credited as fully paid, and an authorised preference share capital of

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                                                                               2
________________________________________________________________________________

               US $4,500,000, of which 4,356,138 7% preference shares, with a nominal value of US $1.00 each, have been issued, credited as fully paid.

          F. Havewin has an authorized share capital of HK $10,000 consisting of 10,000 ordinary shares with a nominal value of shares of HK$1.00 each, of which two shares have been issued, credited as fully paid, provided, however, that at Completion Havewin will have an authorized share capital of HK$37,163,212, consisting of 37,163,212 ordinary shares with a nominal value of shares of HK$1.00 each, of which 37,163,212 shares will have been issued, credited as fully paid.

          G.   The persons whose names and addresses are set out in column 1 of
               Schedule 1A (collectively "Ultrabridge Vendors" and individually "Ultrabridge Vendor") registered and beneficial owners of all issued shares in the capital of Ultrabridge ("Ultrabridge Shares") as set out in columns 2,3, and 4 of Schedule 1A opposite the name of each Ultrabridge Vendor. Ultrabridge is the registered and beneficial owner of 4,250,000 A Class shares of the Company (the "Class A Shares").

          H.   The persons whose names and addresses are set out in column 1 of
               Schedule 1B (collectively "Havewin Vendors" and individually "Havewin Vendor") are registered and beneficial owners of all issued shares in the capital of Havewin ("Havewin Shares") as set out in columns 2, 3, and 4 of Schedule 1B opposite the name of each Havewin Vendor. Havewin is the registered and beneficial owner of 4,250,000 B Class shares of the Company (the "Class B Shares").

          I. As reflected on Schedule 1C, Cortust Aktiengesellschaft fur Treuhandsschaften and Dr. Lambert Grasern are the trustees of the Osborne Family Trust (the "Trust") which is the registered and beneficial owner of 1,500,000 D Class Shares of the Company (the "Class D Shares").

          J. The Class A Shares, Class B Shares and Class D Shares (collectively, the "Shares"), owned by Ultrabridge, Havewin and the Trust, respectively, constitute all of the issued shares in the capital of the Company.

          K. The Ultrabridge Vendors have agreed to sell and the Purchaser has agreed to purchase the Ultrabridge Shares, the Havewin Vendors have agreed to sell and the Purchaser has agreed to purchase the Havewin Shares and the Trust has agreed to sell and the Purchaser has agreed to purchase the Class D Shares, all on the following terms, as a result of which the Purchaser would beneficially own (either directly or indirectly through its ownership of Ultrabridge and Havewin) all of the Shares.

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                                                                               3
________________________________________________________________________________

          L. It is specifically acknowledged that the Purchase Price has been negotiated on an aggregate basis amongst the parties and reflects the aggregate amount which the Purchaser is prepared to pay in order to acquire the direct or indirect beneficial ownership of all of the Shares, which amount has been allocated amongst the various Vendors through arms length negotiations.


OPERATIVE PROVISIONS:

1    INTERPRETATION
________________________________________________________________________________

          1.1 The following words have these meanings in this Agreement unless the contrary intention appears.

                ACCOUNTING STANDARDS means the Australian Accounting Standards from time to time and if and to the extent that any matter is not covered by Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia for a company similar to the Company; provided that in the case of Ultrabridge, Accounting Standards means International Accounting Standards and in the case of Havewin, Accounting Standards means Hong Kong Accounting Standards, in each case subject to the same qualifications mutatis mutandis.

                BUSINESS DAY means a day on which trading banks are open for general business in Northern Territory.

                BUSINESS PREMISES means all the land and buildings owned or leased or occupied by the Company or any Subsidiary.

                COMPANY COMPLETION ACCOUNTS means the audited balance sheet of the Company and the Subsidiaries reflecting the assets and liabilities of the Company and the Subsidiaries as at 4:00 a.m. Darwin Time on the Completion Date and the audited profit and loss account of the Company and the Subsidiaries for the period from the Last Accounts ending on that date and time to be prepared in accordance with Clause 5.

                COMPLETION means settlement of the sale and purchase of the Ultrabridge Shares, the Havewin Shares and the Class D Shares in accordance with Clause 5 and Complete has a corresponding meaning.

                COMPLETION ACCOUNTS means the Company Completion Accounts, the Ultrabridge Completion Accounts and the Havewin Completion Accounts.


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                                                                               4
________________________________________________________________________________

               COMPLETION DATE means that date which is the fifth (5th) Business Day following satisfaction or waiver of the conditions to Purchaser's obligations set forth in Clause 4, but not later than December 31, 1995, or any other date agreed by the Vendors and the Purchaser; provided that in the event conditions to the Purchaser's obligations set forth in Clause 4 have not been satisfied by such date, then such date shall automatically be extended to five (5) Business Days after the final condition is satisfied or waived, so long as the Purchaser is diligently seeking the approvals and consents set forth in Clause 4.

               CONFIDENTIAL INFORMATION means all trade secrets and all financial, marketing and technical information, concepts, know-how, technology, processes and knowledge which is confidential or of a sensitive nature, but excludes that which is in the public domain.

               CONTAMINANT means a solid, liquid, gas, odour, heat, sound, vibration, radiation or substance which makes or may make the Business Premises or the surrounding Environment:

               (a) unsafe or unfit for habitation or occupation by persons or animals;

               (b)  degraded in its capacity to support plant life; or

               (c)  otherwise environmentally degraded.

               CORPORATIONS LAW means the Corporations Law of the Commonwealth of Australia.

               DIAMOND DARWIN CONSOLIDATED means the Company and its Subsidiaries, including Diamond Leisure Pty Limited (A.C.N. 009 624 417), a company incorporated in the Northern Territory, Australia ("Diamond Leisure"), Fernbank Pty ltd. (A.C.N. 009 622
               262), a company incorporated in the Northern Territory, Australia ("Fernbank"), and the Territory Property Trust established under the trust deed made on 28 September 1984 (the "Territory Trust").

               DISCLOSURE LETTER means the letter of even date herewith from the Vendors to the Purchaser disclosing exceptions to the Warranties (a true and correct copy of which is attached hereto as Annexure
               C).

               ENVIRONMENT means the physical factors of the surroundings of persons including the land, waters, atmosphere, climate, sound, odours, taste, the biological factors of animals and plants and the social factor of aesthetics.

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                                                                               5
________________________________________________________________________________

               ENVIRONMENTAL LAW means a law regulating or otherwise relating to the Environment, including but not limited to any law relating to land use planning, pollution of air or water, soil or ground water contamination, chemicals, waste, use of dangerous goods or to any other aspect of protection of the environment.

               EQUIPMENT LEASES means leases of, and agreements to hire, equipment and other personal property (including motor vehicles) to the Company or any Subsidiary.

               FUTURE INCOME TAX BENEFIT means the estimated amount of future saving in income tax likely to arise as a result of:

               (a)  the reversal of Timing Differences; and

               (b) the recoupment of carried forward tax losses (which for the purposes of Australian Accounting Standard ASAB 1020 are dealt with separately from other timing differences).

               HAVEWIN COMPLETION ACCOUNTS means the audited balance sheet of Havewin reflecting the assets and liabilities of Havewin as at the close of business Hong Kong time on the day immediately preceding the Completion Date and the audited profit and loss account of Havewin for the period from the Last Havewin Accounts ending on that date and time, to be prepared in accordance with Clause 5.

               HIT SHAREHOLDERS means Rizona (Hong Kong) Limited and Leroy Singapore Pte. Limited.

               INDEPENDENT AUDITOR means Price Waterhouse, Adelaide, the Company's auditor.

               INTELLECTUAL PROPERTY LICENCES means all agreements under which the Company or any Subsidiary obtains the right to use, but not ownership of, any of the Intellectual Property Rights referred to in paragraphs (a) to (d) of the definition of that term.

               INTELLECTUAL PROPERTY RIGHTS means:

               (a) the business names owned or used at any time prior to Completion by the Company or any Subsidiary;

               (b) all trade marks owned or used at any time by the Company or any Subsidiary prior to completion;

               (c) all Confidential Information owned or used at any time prior to Completion by the Company or any Subsidiary;
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                                                                              6
_______________________________________________________________________________

               (d) all patents, patent applications, discoveries, inventions, registered and unregistered designs, copyright and similar rights owned or used at any time prior to Completion by the Company or any Subsidiary; and

               (e)  the Intellectual Property Licences.

               INTERIM ACCOUNTS means the balance sheet of the Company and the Subsidiaries as at 24 March 1995 and the profit and loss account of the Company and the Subsidiaries for the period of 83 days ending on 24 March 1995, which are unaudited but which have been reviewed by the Independent Auditor and copies of which are attached hereto as Annexure B.

               INVENTORY means all stock-in-trade in use or intended for use in connection with the business of the Company or any Subsidiary as at the Completion Date, including items owned by the Company or any Subsidiary which are in transit to the Company or any Subsidiary.

               LAST ACCOUNTS means the audited balance sheet of the Company and the Subsidiaries as at the Last Balance Date and the audited profit and loss account of the Company and the Subsidiaries for the period of twelve (12) months ending on the Last Balance Date, copies of which are attached as Annexure A.

               LAST BALANCE DATE means 30 September, 1994.

               LAST HAVEWIN ACCOUNTS means the audited balance sheet of Havewin as at 31 March, 1995 and the audited profit and loss account of Havewin for the period of twelve (12) months ending on said date, copies of which are attached as Annexure A-1.

               LAST ULTRABRIDGE ACCOUNT means the audited balance sheet of Ultrabridge as at 31 December 1994 and the audited profit and loss account of Ultrabridge for the period of fifteen (15) months ending on said date, copies of which are attached as Annexure A-2.

               LEASED PLANT AND EQUIPMENT means the subject matter of the Equipment Leases.

               PLANT AND EQUIPMENT means all plant, equipment, motor vehicles, machinery, furniture, fixtures and fittings and other personal property owned and used by the Company or any Subsidiary.

               PROPERTY LEASES means the leases to the Company or any Subsidiary of real property.
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                                                                               7
________________________________________________________________________________

               PURCHASE PRICE means the aggregate consideration payable for the Ultrabridge Shares, the Havewin Shares and the Class D Shares calculated in accordance with Clause 3 and adjusted, where applicable, in accordance with Clause 11.8 and Clause 12.4.

               RECORDS means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company or any Subsidiary including:

               (a) minute books, statutory books and registers, books of account and copies of taxation returns;

               (b) sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

               (c)  all sales and purchasing records;

               (d)  all trading and financial records; and

               (e)  lists of all regular suppliers and customers.

               RELATED BODY CORPORATE of a body corporate means another body corporate which is related to the first within the meaning of section 50 of the Corporations Law.

               SUBSIDIARIES means all of the bodies corporate and trust described in Schedule 2, and Subsidiary means any one of those bodies corporate or trusts.

               TAX where used in this Agreement has the same meaning as that ascribed to it in Clause 12.

               TIMING DIFFERENCES means differences between pre-tax accounting profit or loss and taxable income or tax loss for a given financial period which arise because the financial period in which some items of revenue and expense are included in the determination of the pre-tax accounting profit or loss does not coincide with the financial period in which they are included in the determination of taxable income or tax loss.

               UD INDEMNITORS means Ultrabridge Securities Limited (Cayman Islands), John Victor Aspinall and James Francis Osborne (all more particularly described in Schedule 1A).

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                                                                               8
________________________________________________________________________________

               UD SHAREHOLDERS means Ultrabridge Securities Limited, John Victor Aspinall, HPLF Investments (II) Limited, James Francis Osborne, the Trustees of the Howletts and Port Lympne Foundation (the "Foundation") and Enderbury Limited.

               ULTRABRIDGE COMPLETION ACCOUNTS means the audited balance sheet of Ultrabridge reflecting the assets and liabilities of Ultrabridge as at the close of business Cayman Islands time on the day immediately preceding the Completion Date and the audited profit and loss account of Ultrabridge for the period from the Last Utrabridge Accounts ending on that date and time, to be prepared in accordance with Clause 5.

               WARRANTIES means the warranties, representations and indemnities in this Agreement, including Clause 11.

          1.2  In this Agreement unless the contrary intention appears:

               (a) a reference to a Clause, schedule, annexure or appendix is a reference to a Clause of or schedule, annexure or appendix to this Agreement and references to this Agreement include any recital, schedule, annexure or appendix;

               (b) a reference to this Agreement or another instrument includes any variation or replacement of either of them;

               (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

               (d)  the singular includes the plural and vice versa;

               (e) the word person includes a firm, a body corporate, an unincorporated association or an authority;

               (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, person taking by novation) and assigns;

               (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

               (h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;
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                                                                               9
________________________________________________________________________________

               (i) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

               (j) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

          1.3 Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2    SALE AND PURCHASE OF SHARES
________________________________________________________________________________

          2.1 Each Ultrabridge Vendor agrees to sell and transfer to the Purchaser and the Purchaser agrees to purchase from that Ultrabridge Vendor, on the terms and conditions of this Agreement, the number of Ultrabridge Shares held by that Ultrabridge Vendor set out in column 2 of Schedule 1A. Each Havewin Vendor agrees to sell and transfer to the Purchaser and Purchaser agrees to purchase from that Havewin Vendor, on the terms and conditions of this Agreement, the number of Havewin Shares held by that Havewin Vendor set out in column 2 of
               Schedule 1B. The Trust agrees to sell and transfer to the Purchaser and Purchaser agrees to purchase from the Trust, on the terms and conditions of this Agreement, the number of Class D Shares held by the Trust set out in column 2 of Schedule 1C.


          2.2 The Ultrabridge Shares, the Havewin Shares and the Class D Shares must be transferred free from any mortgage, charge, lien, pledge or other encumbrance and, except as otherwise specifically provided for in this Agreement, with all rights, including dividend rights, attached or accruing to them on and from February 23, 1995. The Purchase Price is inclusive of all shareholder loans from Ultrabridge and Havewin, and all such loans to the extent outstanding shall be satisfied on Completion from the Purchase Price.

          2.3 The Purchaser is not obliged to Complete unless each Vendor is ready, willing and able to Complete simultaneously.

          2.4 Each Ultrabridge Vendor and Havewin Vendor waives in favour of the Purchaser any pre-emptive or other rights which that Vendor has now or might otherwise have in respect of any of the Ultrabridge Shares or Havewin Shares held by each other Ultrabridge Vendor and/or Havewin Vendor, as the case may be. Subject to Completion, the Trust waives, and each Ultrabridge Vendor and each Havewin Vendor shall procure that Ultrabridge and Havewin, respectively, waive any pre-emptive or other rights which the Trust, Ultrabridge or Havewin, respectively, has now or might otherwise have in respect of shares of the Company. Without limiting the foregoing, effective at Completion,

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                                                                              10
________________________________________________________________________________

               the shareholders agreement dated 19 April 1988 among Ultrabridge, Havewin, Sir James Goldsmith and Messrs. Ong and Ong (referred to in the Articles of Association of the Company) and the Shareholders Deed between Ultrabridge, Havewin, State Bank of South Australia, the Company, Diamond Leisure and Fernbank dated 9 September 1993 will have been terminated.

3.   PURCHASE PRICE
_______________________________________________________________________________

          3.1 The Purchase Price is Aus$75,806,250 less the amount of Aus$4,000,000 representing indebtedness owing by the Company to Ultrabridge or Havewin as at 23 February 1995 and less any indebtedness in excess of Aus$4,000,000 owing by Diamond Darwin Consolidated to Ultrabridge, Havewin, any Vendor or any party related or affiliated thereto immediately prior to Completion, which the Purchaser shall procure is repaid on Completion, which Purchase Price shall be further adjusted as provided below. Ultrabridge and Havewin will each be owed immediately prior to Completion Aus$2,000,000 by the Company which, as provided above, on Completion the Purchaser shall procure is repaid by the Company, and on Completion Ultrabridge and Havewin will then have the right to pay the proceeds of such indebtedness to the Ultrabridge Vendors and the Havewin Vendors on Completion as they each shall direct. The Purchase Price shall be adjusted upwards or downwards by an amount equal to 100% of the consolidated net profits/losses after tax earned/incurred after utilization of available tax losses and after charging minority interest by Diamond Darwin Consolidated (the "Net Profits") for the period between January 1, 1995 and March 24, 1995 (both dates inclusive) (the "Interim Period") and 50% of the Net Profits for the period between March 24, 1995 and the date of Completion (both dates exclusive), and shall be adjusted downwards to the extent (a) that on Completion the aggregate of external bank term loans (excluding shareholders loans which are to be repaid as provided above) and other Non-Current liabilities of Diamond Darwin Consolidated shall exceed Aus$19 million principal and (b) of any distributions or dividends made by the Company since September 30, 1994 (collectively, the "Adjustments"). The Interim Accounts state that the Net Profits for the Interim Period were Aus$1,715,050. In reliance on the accuracy of the Interim Accounts, on Completion the Purchaser will pay an amount of Aus$77,521,300 on account of the Purchase Price and repayment of the aforesaid shareholders' loans, and the final purchase price shall be determined by the Independent Auditor by reference to the Company Completion Accounts. The balance of the Purchase Price shall be paid by the Purchaser or repaid by the Vendors, as applicable, together with an amount equal to interest thereon at 2% over State Bank of South Australia's Bank Bill Rate for the applicable period from Completion to the actual date of payment within seven

                                                                              11
________________________________________________________________________________

               days of the Independent Auditor's certificate of the final Purchase Price. All payments made with respect to the Purchase Price shall be made to a single bank account in the name of Hammond Suddards, in trust for Vendors, as their respective interests may appear, which will distribute the payments in accordance with written instructions from the Vendors. The amounts to be paid to the Ultrabridge Vendors, the Havewin Vendors and the Trust are set forth on Schedules 1A, 1B and 1C, respectively; provided, however, the benefit or burden as the
                             --------  -------
               case may be, of the Adjustments, shall be borne 42.5% for the account of the Ultrabridge Vendors, 15% for the account of the Trust, and 42.5% for the account of the Havewin Vendors.

          3.2  For the purpose of Clause 3.1:

               (a) a reference to "consolidated net profits/losses" shall exclude any reduction in profits or the incurring of a loss as a result of the exclusion as an asset of any Future Income Tax Benefit in the Last Accounts which adjustment is made in accordance with the principles for preparation of the Company Completion Accounts in Clause 5.4; and

               (b) a reference to Non-Current Liabilities shall include a provision for long-service leave and leasing of plant and equipment, the installments for which are not payable within twelve (12) months of the balance sheet date.

          3.3 On Completion, Havewin and Ultrabridge shall have no liabilities of any kind except for liabilities which are satisfied from the Purchase Price or are otherwise cancelled or discharged at no cost to Ultrabridge or Havewin, as applicable, or to Purchaser.

4    CONDITIONS PRECEDENT
________________________________________________________________________________

          4.1  Completion is conditional on:

               (a) the Treasurer of the Commonwealth of Australia consenting, under the Foreign Acquisitions and Takeovers Act 1975, to the proposed acquisition by the Purchaser of Diamond Darwin Consolidated through its acquisition of the Ultrabridge Shares, the Havewin Shares (and subsequent liquidation of Ultrabridge and Havewin) and the Class D Shares, and the Treasurer is to be deemed to have so consented:

                    (i) if the Purchaser receives written advice from the Treasurer or on his behalf, without any term or condition which the Purchaser considers unacceptable, to

                                                                              12
________________________________________________________________________________

                          the effect that the acquisition of the Ultrabridge Shares, the Havewin Shares and the Trust Shares is not objected to under the Foreign Acquisitions and Takeovers Act 1975; or

                    (ii) if 10 days have elapsed from the day the Treasurer ceased to be empowered to make any order under Part II of the Foreign Acquisitions and Takeovers Act in relation to the proposed acquisition because of lapse of time, notice of the proposed acquisition of the Ultrabridge Shares, the Havewin Shares and the Trust Shares having been given to the Treasurer under the Foreign Acquisitions and Takeovers Act 1975;

               (b) the Purchaser and the Vendors receiving all relevant consents and approvals required from the Government or relevant Minister of the Northern Territory of Australia in relation to the change of control of Diamond Darwin Consolidated, in connection with the gaming and liquor licenses on terms no less favorable than the following:

                    (i) the gaming license of Diamond Leisure shall be granted on an "evergreen" basis, subject to the continued good behavior of the licensee and its controllers;

                    (ii) table game exclusivity enjoyed by Diamond Leisure shall be extended through no earlier than June 30, 2005 at the current 8% gaming tax on gross gaming profit;

                    (iii) in the event community poker machines are introduced in the Northern Division of the Northern Territory and as a consequence the Company and the Subsidiaries cease to enjoy exclusivity in poker machines:

                          x. through at least June 30, 2003, the Northern Territory Government shall collect and remit to Diamond Leisure an amount equal to not less than 22% of the gross gaming profit of the community machines located in the Northern Division; and

                          y. commencing with the community machines becoming operational, the gaming tax on Diamond Leisure's poker machines may be increased in stages from the present 8% of gross gaming profit to a rate not in excess of 12.5% of gross gaming profit in the first year, 15% of

                                                                              13
________________________________________________________________________________

                              gross gaming profit in the second year, 17.5% of gross gaming profit in the third and fourth years, 20% in the fifth year, 22.5% in the sixth year, and 25% in the seventh and subsequent years, in each case measured from the date of introduction of the community poker machines in the Northern Division of the Northern Territory; and

                    (iv) confirmation satisfactory to the Purchaser that Diamond Leisure's gaming and liquor licenses would extend to operations at additional sites in the Northern Division of the Northern Territory;

               (c)  as elected by Purchaser:

                    (i) the agreement of the State Bank of South Australia having been received to the change of control of the Company (and any other events or transactions contemplated by this Agreement) under that certain Facility Agreement dated as of 2 August 1993 and related agreements (the "State Bank Loan Agreements") without imposing any adverse changes in such State Bank Loan Agreements, or

                    (ii) provision satisfactory to Purchaser having been made with respect to the refinancing and discharge of the State Bank Loan Agreements;

               (b) the approval by all appropriate Nevada regulatory authorities to the extent required of the transactions contemplated by this Agreement.

          4.2 (a) MGM Grand and the Purchaser shall use their best endeavours (other than by incurring substantial liabilities, substantial obligations (including any divestment and restrictions on business operations) or monetary obligations and other than by consenting to any substantial alteration to the terms of this Agreement) to satisfy any request for information or condition or conditions specified by or on behalf of the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975 as referred to in Clause 4.1(a).

               (b) Each of the parties shall use all reasonable endeavours to obtain the fulfillment of the conditions in Clause 4.1(b) to
                    (d) inclusive in an expeditious manner.

                                                                              14
________________________________________________________________________________

               (c) The Vendors and Purchaser, as applicable, shall give the other prompt notice in writing upon it becoming aware whether or not any of the conditions precedent referred to in Clause 4.1 has been satisfied.

          4.3  If:

               (a) any of the conditions in Clause 4.1 are not fulfilled by the Completion Date; or

               (b) any consent, approval or agreement required under any of those conditions is not granted on terms acceptable to the Purchaser, acting reasonably,

                    then the Purchaser may at any time before Completion, subject to the Purchaser having complied with Clause 4.2, terminate this Agreement by notice given to the Vendors.

          4.4 If this Agreement is terminated under Clause 4.3 then, in addition to any other rights, powers or remedies provided by law:

               (a) each party is released from its obligations to further perform the Agreement except those imposing on it obligations of confidentiality;

               (b) each party retains the rights it has against any other party in respect of any past breach;

               (c) the Purchaser must return to the Vendors any Records given to it under Clause 9 except in the event of breach by any of the Vendors (in which event such Records may be retained only to the extent relevant to the exercise of Purchaser's rights, powers and remedies provided by law).

5.   COMPLETION AND COMPLETION ACCOUNTS
________________________________________________________________________________

          5.1 Completion of the sale and purchase of the Ultrabridge Shares, the Havewin Shares and the Class D Shares will take place at 9:00 a.m. on the Completion Date at the offices of MGM Grand, 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109, USA, or such other time and place as the Vendors and the Purchaser may agree.

          5.2  The Vendors agree to do the following on Completion:

               (a)  deliver to the Purchaser or its solicitors:

                                                                              15
________________________________________________________________________________

              (i) executed transfers in favour of the Purchaser of all the Ultrabridge Shares, the Havewin Shares and the Class D Shares, except one share in each case to be delivered and transferred to such nominees as Purchaser shall designate prior to the Completion Date, together with the share certificates for the aforesaid shares and consents that the Purchaser reasonably requires;

              (ii) share certificates representing the Class A Shares and Class B Shares, to be held by Purchaser or its solicitors in connection with the liquidation following Completion of Ultrabridge and Havewin; and

              (iii) share certificates and unit certificates for the
                    Subsidiaries (including the Territory Property Trust) representing all such shares or units owned by the Company or any Subsidiaries and true and correct copies of the title deeds for the land owned by the Company, the Subsidiaries and/or the Territory Property Trust (the originals of which are held by or on behalf of the State Bank of South Australia pursuant to the State Bank Loan Agreements); and


          (b) cause:

              (i) the board of directors of Ultrabridge, Havewin and the Company to direct that, subject to the payment of stamp duty, if any, the transfers of the respective shares are registered;

              (ii) the delivery to the Purchaser or its nominee of the Records within the possession or control of the Vendors, Havewin, Ultrabridge, Diamond Darwin Consolidated or any of their respective affiliates and the common seal and any other company seals of Ultrabridge, Havewin, the Company and the Subsidiaries;

              (iii) the delivery to the Purchaser or its nominee of duly completed bank authorities authorised by the board of directors of Ultrabridge, Havewin and the Company and each of the Subsidiaries directed to that company's bankers authorising the operation of each of its bank accounts by nominees of the Purchaser; and

              (iv) the appointment to the board of directors of Ultrabridge, Havewin, the Company and each of the Subsidiaries of the Purchaser's nominees and the resignation from those

                                                                              16
________________________________________________________________________________

                              boards, on terms approved by the Purchaser, of all the existing directors but so that a properly constituted board of directors is in existence at all times.

              5.3 The Purchaser agrees to make payment on Completion in accordance with Clause 6.1 if the Vendors comply with Clause 5.2.

              5.4 The Vendors and the Purchaser agree to cause the Company, promptly after the Completion Date, to prepare the Company Completion Accounts in accordance with the Accounting Standards save for compliance with the Australian Approved Accounting Standard AASB 1020 in respect of Future Income Tax Benefit, and have those accounts audited (with an unqualified audit report) by the Independent Auditor. The Ultrabridge Vendors agree to cause Ultrabridge (with the cooperation of the Purchaser), promptly after the Completion Date, to prepare the Ultrabridge Completion Accounts in accordance with the Accounting Standards applicable to Ultrabridge and have those accounts audited (with an unqualified audit report) by Price Waterhouse, Cayman Islands. The Havewin Vendors agree to cause Havewin (with the cooperation of the Purchaser), promptly after the Completion Date, to prepare the Havewin Completion Accounts, in accordance with the Accounting Standards applicable to Havewin and have those accounts audited (with an unqualified audit report) by Charles Mar Fan & Co., Hong Kong. The Company Completion Accounts, Ultrabridge Completion Accounts, and Havewin Completion Accounts shall each be prepared in consultation with Purchaser's auditor who shall be consulted in connection with the respective audit plan (including approach and audit scope), and who shall have the opportunity to review and comment upon such respective auditors' working paper files and results, and to meet and confer with such auditors to resolve any differences prior to the respective Completion Accounts being certified and presented to the parties. The respective Completion Accounts must:

                    (a) subject to paragraph (c) below, disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of the Company and the Subsidiaries in the case of the Company Completion Accounts, Ultrabridge in the case of the Ultrabridge Completion Accounts (except that Ultrabridge will not comply with the equity accounting provisions of International Accounting Standards 28 in respect of its investment in the Company) and Havewin in the case of the Havewin Completion Accounts as at Havewin Completion Accounts as at the Completion Date and the income, expenses and results of operations of the Company and the Subsidiaries in the case of the Company Completion Accounts, Ultrabridge in the case of the Ultrabridge Completion

                                                                              17
________________________________________________________________________________

                    Accounts and Havewin in the case of the Havewin Completion Accounts for the financial period ending on that date;

              (b) subject to paragraph (c) below, include in the balance sheet all such reserves and provisions for taxation as are materially necessary to cover all tax liabilities, whether or not assessed, of the Company and the Subsidiaries in the case of the Company Completion Accounts, Ultrabridge in the case of the Ultrabridge Completion Accounts and Havewin in the case of the Havewin Completion Accounts up to the Completion Date;

              (c) in the case of the Company Completion Accounts: (i) include no opening balance, no closing balance and no item of profit or loss, each in respect of Future Income Tax Benefit and
                    (ii) in order to facilitate the determination of the Purchase Price, separately state the Net Profits for the period between January 1, 1995 and March 24, 1995 (both dates inclusive) and the period between March 24, 1995 and the date of Completion (both dates exclusive); and

              (d) not include in the balance sheet provision for auditors fees for auditing the Completion Accounts, it being agreed that: in the case of the Company Completion Accounts, Purchaser will be responsible for 50% of such fees and Vendors will be responsible for 50% of such fees; in the case of Ultrabridge, the Ultrabridge Vendors will be responsible for 100% of such fees; and in the case of Havewin, the Havewin Vendors will be responsible for 100% of such fees;

              (e)   be prepared:

                    (i) subject to paragraph 5.4(c) above, in accordance with the requirements of the Corporations Law and in the case of Ultrabridge and Havewin, the corresponding applicable laws;

                    (ii) subject to paragraph 5.4(c) above, in accordance with the relevant Accounting Standards;

                    (iii) in the manner described in the notes to them and the accompanying auditor's opinion;

                    (iv) on a consistent basis with the Last Accounts for the prior financial period except that they shall not include in the case of the Company Completion Accounts as an asset any Future Income Tax Benefit, and it being understood that no warranty shall be given as to the Company's

                                                                              18
________________________________________________________________________________

                    ability to utilize any Future Income Tax Benefit which, had the Company Completion Accounts been prepared on a consistent basis with the Last Accounts, would have been included in the Company Completion Accounts;

                (v) without revaluing upwards any assets in the period which is the subject of the Completion Accounts;

          The Company Completion Accounts must immediately be delivered upon availability by the Company to the Vendors and the Purchaser. The Ultrabridge Completion Accounts must immediately be delivered upon availability by Ultrabridge to the Ultrabridge Vendors and the Purchaser. The Havewin Completion Accounts must immediately be delivered upon availability by Havewin to the Havewin Vendors and the Purchaser. Purchaser and Vendors each agree to cooperate fully in order that the respective Completion Accounts be prepared and delivered as promptly as practicable.

     5.5 If the Purchaser and the Vendors in the case of the Company Completion Accounts, the Ultrabridge Vendors in the case of the Ultrabridge Accounts and the Havewin Vendors in the case of the Havewin Accounts cannot agree on any item in connection with the preparation of the respective Completion Accounts, then either such Vendors or the Purchaser may refer the disagreement to the Independent Auditor, in the case of the Company, to Price, Waterhouse, Cayman Islands in the case of Ultrabridge and Charles Mar Fan & Co. in the case of Havewin, with the request that such auditor make a decision on the disagreement as soon as practicable after receiving any submissions from the respective Vendors and the Purchaser and after meeting and conferring with Purchaser's auditor in an effort to resolve such differences. The decision of the Independent Auditor, Price Waterhouse, Cayman Islands, and Charles Mar Fan & Co., as applicable is, in the absence of manifest error, to be conclusive and binding on the parties for the purpose of determining the Purchase Price under this Agreement. The auditor will be appointed as an expert and not as an arbitrator. In the event Purchaser's auditor expresses the written opinion that manifest error exists, the disputed matter shall be referred to one of the 4 largest internationally recognized accounting firms (not including Price Waterhouse or Arthur Andersen), as the Purchaser and Vendors may agree, to resolve such matter as it shall decide in its absolute discretion. Purchaser and Vendors shall each be responsible for half of the fees and costs of such accounting firm in resolving the matter.

                                                                              19
________________________________________________________________________________

6    PAYMENT OF THE PURCHASE PRICE
________________________________________________________________________________

              6.1 The Purchaser agrees to pay to the Vendors at Completion and thereafter the amounts set forth in Clause 3.

              6.2 Each payment referred to in Clause 6 must be made by bank cheque or bank telegraphic transfer to the account of Hammond Suddards as provided in Clause 3 pursuant to written instructions given by the Vendors prior to Completion (which instructions shall remain operative until changed in compliance with the procedures set forth in Clause 17).

              6.3 MGM Grand guarantees the due and punctual performance by Purchaser of all of Purchaser's obligations under or arising from this Agreement and shall indemnify and keep indemnified the Vendors and each of them for any loss, damage, cost or expenses which may be suffered or incurred by them as a result of the non-performance of the obligations of the Purchaser hereunder. Without limiting the generality of the foregoing, MGM Grand shall pay on demand any amounts due for payment by the Purchaser hereunder if the Purchaser has not made such payment to the person entitled thereto within five (5) Business Days of the date such payment was due for payment.

7    CONDUCT OF BUSINESS PENDING COMPLETION
________________________________________________________________________________

              7.1 From the date hereof until Completion the Vendors must (and since February 23, 1995 through the date hereof the Vendors have), unless the Purchaser otherwise agrees in writing or as otherwise specifically provided in this Agreement, procure or procured, as applicable, that the Company and each of the Subsidiaries:

                    (a) carries on its business in a normal, proper and efficient manner and only in the ordinary course of business and regularly consults with the Purchaser on material aspects in the manner of conduct of its business;

                    (b) submits to the Purchaser for its approval (such approval not to be unreasonably withheld) any changes in its business, including without limitation (x) any contracts which may not be cancelled by the Company or the Subsidiary in question without penalty on 60 or fewer days' notice, and (y) any capital expenditures in excess of Aus$100,000 for any single capital expenditure or Aus$500,000 in the aggregate, provided however that the foregoing shall not apply to recurring capital expenditures consistent with prior practice for replacements and refurbishment;

                                                                              20
________________________________________________________________________________

                    (c) uses all reasonable endeavours to preserve the goodwill of its business;

                    (d)   maintains its assets at normal levels; and

                    (e) carries out repairs and maintenance to the Plant and Equipment, the Leased Plant and Equipment and the Business Premises in accordance with good commercial practice and standards of maintenance so as to maintain said property in the same condition as it was on February 23, 1995 and as required under the Equipment Leases and the Property Leases, fair wear and tear excepted.

              7.2 From the date hereof until Completion the Vendors must (and since February 23, 1995 through the date hereof the Vendors have), unless the Purchaser otherwise agrees in writing, procure or procured, as applicable, that the Company and each of the Subsidiaries do not:

                    (a) increase, reduce or otherwise alter its share capital or grant any options for the issue of shares or other securities;

                    (b) declare or pay a dividend or make any distribution of any kind to any Vendor or any relative, associate or affiliate of a Vendor or body corporate associated (as that term is defined in the Corporations Law) with a Vendor;

                    (c)   make a distribution or revaluation of assets;

                    (d)   buy back its shares;

                    (e) enter into any abnormal or unusual transaction which relates to or adversely affects its business;

                    (f) enter into any contract involving total expenditure in excess of Aus$100,000 for the Company and the Subsidiaries taken as a whole, respectively;

                    (g) purchase any asset (other than Inventory) for more than Aus$100,00 or total assets (other than Inventory) costing more than Aus$100,000 in the case of the Company and the Subsidiaries taken as a whole;

                    (h) allow the total amount owing to trade creditors to exceed the monthly average for the previous six months;

                    (i)   mortgage, pledge or encumber any asset;

                                                                              21
________________________________________________________________________________

                    (j) sell or transfer any asset except in the ordinary course of business consistent with prior practice;

                    (k) cancel, terminate or modify any contractual right except in the ordinary course of business consistent with prior practice;

                    (l)   waive any right of substantial value;

                    (m) enter into advancement booking arrangements for hotel rooms or other facilities except in the ordinary course of business consistent with prior practice;


                    (n) renew or extend any leases other than as required by leases in effect prior to February 23, 1995;


                    (o) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay an benefit not required by an existing plan, current practice or arrangement; or

              7.3 The Vendors agree that they will not enter any discussions with any potential purchaser of the Company, any of its Subsidiaries, Ultrabridge or Havewin, or any significant asset of any of the foregoing and will not furnish any information regarding any of the foregoing to any such potential purchaser.

              7.4 The Ultrabridge Vendors, on the one hand, and Havewin Vendors, on the other hand, shall take all steps necessary within their respective powers to enable the Purchaser to implement the liquidation of Ultrabridge and Havewin respectively by the distribution in specie of the underlying shares in Diamond Darwin owned by each company. It shall be the responsibility of Purchaser to place such companies into liquidation by passing the relevant shareholder resolutions and complete the implementation of such liquidations as soon as practicable following Completion, including the timely making of all tax filings, provided that the indemnity given by the UD Indemnitors and the Havewin Vendors in respect of Australian Tax as provided in Clause 12.12 shall not relate to any value attributed to the Ultrabridge Shares and the Havewin Shares or the underlying 'A' Shares and 'B' Shares in the Company owned by each of Ultrabridge and Havewin in excess of the Purchase Price attributable to the Ultrabridge Shares and Havewin Shares hereunder, and shall only be operative if the Purchaser implements such liquidations in accordance with the applicable requirements of the respective company's constituent documents and in

                                                                              22
________________________________________________________________________________

                    accordance with the description of the material steps for each of Ultrabridge and Havewin referred to in Clause 7.6 within the timescale after Completion where specified in such detailed description of material steps.

              7.5 In furtherance of the transactions provided for in this Agreement, including without limitation Clause 7.4, the Ultrabridge Vendors and the Havewin Vendors, respectively, shall take all steps necessary to procure that Ultrabridge and Havewin:

                    (a) On Completion and, subject to Clause 7.6(b), at any time thereafter, have no liabilities of any kind (including tax liabilities), except for liabilities approved in writing by Purchaser and for which there is corresponding cash equivalent asset equal to or in excess of such liability and shall have no issued capital or any obligations to issue share capital other than the share capital relating exclusively to the Ultrabridge Shares and Havewin Shares to be acquired by Purchaser on Completion and which represent the entirety of the outstanding share capital of Ultrabridge and Havewin, as the case may be;

                    (b) on Completion, own, free and clear of all liens, charges and claims (other than the rights of Purchaser) the Shares of Diamond Darwin set out in
                          Schedule 1A (in the case of Ultrabridge) and Schedule 1B (in the case of Havewin);

                    (c) do not enter into any transactions or make any commitments for which Ultrabridge or Havewin will have any liability or responsibility from and after Completion, except as specifically provided for in this Agreement; and

                    (d) maintain their respective corporate existence and good standing and conduct their respective affairs in conformity with all applicable laws and regulations.

              7.6   (a)   Exhibited to this Agreement and marker Exhibit 1 and
                          2 respectively are the detailed descriptions of the material steps and timetable to be taken and pro forma completed copies of the documents to be executed in order to implement the respective liquidations of Ultrabridge and Havewin, including details of appropriate forms to be filed and resolutions and other documents to be executed. The UD Indemnitors warrant that the steps and timetable outlined in
                          Exhibit 1 comply with all applicable requirements of applicable law and the Havewin Vendors warrant likewise in respect of Exhibit 2.

                                                                              23
________________________________________________________________________________

                    (b) The Purchaser will complete and lodge, where appropriate, the forms and associated documents referred to in Exhibits 1 and 2 in the form of those contained in the said Exhibits and in an expeditious manner consistent with the timetable contained in those Exhibits.

8    RISK AND INSURANCE
________________________________________________________________________________

              8.1 The Vendors must procure that the Company and each of the Subsidiaries, and to the extent relevant, Ultrabridge and Havewin maintains at least until Completion insurance of such company's assets covering such risks and for such amounts as is currently maintained by such company. Upon reasonable request by Purchaser, the Ultrabridge Vendors must procure that Ultrabridge, and the Havewin Vendors must procure that Havewin, take out and maintain until Completion insurance of the company's assets covering such risks and for such amounts as would be maintained in accordance with prudent business practice.

              8.2 If any of the assets of the Company or any Subsidiary are damaged, destroyed or otherwise affected before Completion to a degree that in the Purchaser's reasonable judgment may materially and adversely affect the conduct or profitability of the business of the Company or any of the Subsidiaries, the Purchaser may terminate this Agreement by notice to the Vendors. If the Purchaser does not elect to terminate this Agreement and the Company or such Subsidiary is not, in the reasonable opinion of the Purchaser, adequately insured under the contracts of insurance referred to in Clause 8.1, including loss of profits, then an appropriate adjustment will be made to the Purchase Price as agreed between the Vendors and the Purchaser. If the Vendors and the Purchaser are unable to agree on the adjustment within 21 days of the Completion Date, then either the Vendors or the Purchaser may refer the disagreement to an independent valuer with the request that the independent valuer make a decision in respect of the disagreement as soon as practicable after receiving the reference and any submissions from the Vendors and the Purchaser. If the Vendors or Purchaser cannot agree on the independent valuer within seven days of one requesting appointment then the independent valuer is to be the person nominated by the President of the Australian Institute of Chartered Accountants (New South Wales Branch) at the request of the Vendors or the Purchaser. The decision of the independent valuer is to be conclusive and binding on the parties in the absence of manifest error. The Vendors (collectively) and the Purchaser agree to each pay one half of the independent valuer's costs and expenses in connection with the reference. The independent valuer will be appointed as an expert and not as an arbitrator. The

                                                                              24
________________________________________________________________________________

                    procedures for determination are to be decided by the independent valuer in its absolute discretion.

              8.3   If this Agreement is terminated under Clause 8.2 then Clause
                    4.4 applies with the necessary changes.

9    ACCESS TO RECORDS
________________________________________________________________________________

                    The Vendors agree to ensure that the Purchaser and its representatives are allowed full and free access to the premises and Records of the Company and the Subsidiaries and Ultrabridge and Havewin at all reasonable times before the Completion Date to enable the Purchaser to become familiar with the affairs of the Company and the Subsidiaries and Ultrabridge and Havewin and investigate the accuracy of the Warranties. The Vendors must also provide the information, assistance and facilities that the Purchaser reasonably requires for those purposes. If for any reason the Purchaser does not proceed with the purchase of the Ultrabridge Shares, the Havewin Shares and the Class D Shares, it may not, at any time after termination of this Agreement, disclosure or use, or permit the disclosure or use of, any Confidential Information of the Company or any Subsidiary or Ultrabridge or Havewin except:

                    (a) if required to make such disclosure by any court of competent jurisdiction or in order to enforce any rights under this Agreement;

                    (b)   pursuant to any court order;

                    (c) pursuant to any law or regulation having the force of law or the requirements of any governmental authority such as the Commonwealth of Australia, the Northern Territory, the United States of America, or State of Nevada, or any agency or instrumentality thereof;

                    (d) pursuant to the requirements of any recognised stock exchange or securities regulatory agency such as the United States Securities and Exchange Commission;

                    (e) in circumstances where the information has come within the public domain otherwise than by reason of a breach by one of the parties of the provisions of this Clause;

                    (f)   to professional advisers; and.

                    (g) in connection with legal proceedings arising from or in connection with such termination.

                                                                              25
________________________________________________________________________________

10   SUPERANNUATION
________________________________________________________________________________

          10.1 In this Clause 10 and Warranties 105 to 108 inclusive in Appendix A to this Agreement the following words have these meanings:

               Fund means:

               (a) Host-Plus Superannuation Fund established by a Declaration of Trust dated 8 February 1988; and

               (b) Diamond Leisure Special No. 2 Superannuation Master Plan, the trustee of which is AMP Superannuation Limited (ACN 008 414 104).

               Trust Deed means the trust deed that established the applicable Fund, as amended.

          10.1 The Vendors agree to ensure that both before and after the Completion Date the Purchaser and any actuary appointed by it are provided with all records and information which they may require (including detailed information about each of the members and their participation in the Fund) in order to verify the correctness of any calculations or values to be ascertained for the purposes of this Agreement (including the Warranties). This obligation extends to any records, information or systems which are recorded, maintained or otherwise dependent on any computerised or similar system or service.

11   WARRANTIES REPRESENTATIONS AND INDEMNITIES
________________________________________________________________________________

          11.1 Except as set forth in the Disclosure Letter, each of the Vendors represents and warrants to the Purchaser that each of the statements set out in Appendix A to this Agreement is accurate as at the date hereof and will be accurate on Completion. Each of the statements is to be treated as a separate representation and warranty and the interpretation of any statement made may not be restricted by reference to or inference from any other statement.

          11.2 Except as set forth in the Disclosure Letter, each of the Ultrabridge Vendors represents and warrants to the Purchaser that each of the statements set out in Appendix B to this Agreement is accurate as at the date hereof and will be accurate on Completion. Each of the statements is to be treated as a separate representation and warranty and the interpretation of any statement made may not be restricted by reference to or inference from any other statement.

                                                                              26
________________________________________________________________________________

          11.3 Except as set forth in the Disclosure Letter, each of the Havewin Vendors represents and warrants to the Purchaser that each of the statements set out in Appendix C to this Agreement is accurate as at the date hereof and will be accurate on Completion. Each of the statements is to be treated as a separate representation and warranty and the interpretation of any statement made may not be restricted by reference to or inference from any other statement.

          11.4 Subject to the following provisions of this Clause 11.4, the Warranties are not extinguished or affected by any investigation made by or on behalf of the Purchaser into the affairs of the Company or any Subsidiary or Ultrabridge or Havewin or by any other event or matter unless:

               (a) the Purchaser has given a specific written waiver or release; or

               (b) the claim relates to a thing done or not done after the date of this Agreement at the written request or with the written approval of the Purchaser.

          11.5 (a) Each of the Vendors acknowledges that it has made and given its respective Warranties with the intention of inducing the Purchaser and MGM Grand to enter into this Agreement and that the Purchaser and MGM Grand have entered into this Agreement in full reliance on such Warranties.

               (b) The Purchaser hereby warrants that no reliance has been placed nor will at any time hereafter be placed by the Purchaser on any representation or warranty (whether express or implied and whether written or oral) relating to the Company or any Subsidiary or Ultrabridge or Havewin other than the Warranties and accordingly all representations and warranties (whether express or implied, statutory or otherwise) on the part of the Vendors other than the Warranties are hereby excluded to the full extent permissible by law.

               (c) The Purchaser acknowledges that it has made and given the warranty in Clause 11.5(b) above with the intention of inducing the Vendors to enter into this Agreement and the Vendors have entered into this Agreement in full reliance of that warranty.

          11.6 Each of the Vendors represents, warrants and undertakes to the Purchaser that each of the Warranties made by it is true and correct on the date of this Agreement and will be at the Completion Date as if made on and as at each of those dates.

                                                                              27
________________________________________________________________________________

          11.7 Subject to Clause 11.11 through 11.21, each of the Vendors indemnifies the Purchaser against all liability or loss arising directly or indirectly from, and any costs, charges and expenses incurred in connection with ("Losses"), any inaccuracy in or breach of any of the Warranties made by it.

               (a) With respect to any inaccuracy in or breach of any of the Warranties (other than those in Appendix B and Appendix C), the UD Indemnitors shall be jointly and severally liable for 57 1/2% of the Losses and the Havewin Vendors shall be jointly and severally liable for 42 1/2% of the Losses, provided however that the Purchaser may recover 100% of such Losses from the UD Indemnitors under Clause 11.21, in which event the UD Indemnitors will have a claim for contribution against the Havewin Vendors for any amounts paid by the UD Indemnitors in excess of their 57 1/2% share.

               (b) With respect to any inaccuracy in or breach of any of the Warranties made in Appendix B, the UD Indemnitors shall be jointly and severally liable for 100% of the Losses.

               (c) With respect to any inaccuracy in or breach of any of the Warranties made in Appendix C, the Havewin Vendors shall be jointly and severally liable for 100% of the Losses.

          11.8 If a payment is made for a breach of any of the Warranties, the payment is to be treated as a reduction in the Purchase Price and if the payment is made pursuant to Clause 11.7(a) it shall be borne as to 57 1/2% by the UD Indemnitors in respect of their Ultrabridge Shares only and as to 42 1/2% by the Havewin Vendors in respect of their Havewin Shares only, provided always that to the extent the UD Indemnitors pay 100% of the relevant Losses pursuant to Clause 11.21 or if the breach of Warranty relates to Clause 11.7(b) the payment shall be treated as a reduction in the Purchase Price in relation to the Ultrabridge Shares of the UD Indemnitors only and if the breach of Warranty related to Clause 11.7(c) the payment shall be treated as a reduction in the Purchase Price in relation to the Havewin Shares of the Havewin Vendors only.

          11.9 Subject to Clause 8.2, the sole remedy of the Purchaser for breach or non-compliance of any Warranty is damages in accordance with this Clause 11 and in no event shall Purchaser be entitled to rescind this Agreement, provided, however, that if such breach or non-compliance becomes apparent before Completion, Purchaser shall be entitled to withhold from the Purchase Price such amount as Purchaser reasonably deems appropriate with respect to such breach or non-compliance.

                                                                              28
________________________________________________________________________________

              11.10 The Purchaser may not claim for any breach of the Warranties unless notice in writing of the claim, setting forth with reasonable particularity the basis thereof, is made to the Vendors within two years from the Completion Date except with respect to Warranties 74 to 82 inclusive in Appendix A to this Agreement, Warranties 28 to 35 inclusive in Appendix B to this Agreement, Warranties 28 to 35 inclusive in Appendix C to this Agreement, and Clause 12, in which event the period for the Company, any Subsidiary, Ultrabridge or Havewin shall be four years from the earliest due date of filing by such entity of the first income tax return following Completion in which such entity is required to pay any income tax.

              11.11 Except for claims for breach of Warranties 74 to 82
                    inclusive in Appendix A and Clause 12, which shall be recoverable in full regardless of amount, the Purchaser may not claim for breach of the Warranties if the total of all claims for breach of the Warranties is less than Aus$375,000; provided if such sustainable claims exceed Aus$375,000 in the aggregate they shall be recoverable in full. The maximum aggregate claims which can be recovered shall be equal to the Purchase Price.

              11.12 The Purchaser shall not be entitled to make any claim under or pursuant to the Warranties or in relation to:

                    (a) any matter to the extent it is properly reserved, provided for, noted or otherwise properly taken into account, in the Last Accounts and such Last Accounts with respect to such item were prepared in accordance with the relevant Warranties relating to such Last Accounts;

                    (b) any matter where the claim arises as a result of, or would not have arisen but for, legislation not in force at the date of this Agreement, or any change in legislation with retrospective effect after the date of this Agreement (including without limitation any increase in rates of Tax or changes in legislation relating to Tax with retrospective effect) or any change in the interpretation of the law after the date of this Agreement;

                    (c) any matter where the facts or circumstances giving rise to such claim have been fully and fairly disclosed to the Purchaser in the Disclosure Letter or the documents annexed or referred to in the Disclosure Letter;

                    (d) any claim to the extent it has been made good or is compensated for otherwise than by the Company any of its Subsidiaries, Ultrabridge, Havewin or the Purchaser;

                                                                              29
________________________________________________________________________________

                    (e) any claim which would not have arisen but for a voluntary act or omission performed or allowed to occur by the Purchaser or the Company or any of its Subsidiaries, Ultrabridge or Havewin after Completion otherwise than in the ordinary and proper course of business; and

                    (f) any matter or thing done or omitted to be done after the date of this Agreement at the request or instigation of the Purchaser.

              11.13 Following Completion the remedies of the Purchaser in respect of any breach of any of the Warranties shall be limited to a claim for damages and shall not extend to rescission of this Agreement or the right to claim that any such breach constitutes repudiation of this Agreement.

              11.14 Following Completion the Purchaser shall not be entitled to make any claim under or pursuant to the Warranties for indemnification against liability or potential liability to a third party (an "Indemnification Claim") unless:

                    (a) within thirty (30) days after the circumstances have come to the notice of the Purchaser or the Company or any of its Subsidiaries, which will, or are likely to, or may give rise to an Indemnification Claim the Purchaser gives to the UD Indemnitors (or in the case of a Warranty relating to Appendix C, to the Havewin Vendors) written notice of such Indemnification Claim, provided that the failure or delay to give such notice shall not vitiate Purchaser's right to make a claim under the warranties with respect to the Indemnification Claim in the absence of demonstrable material prejudice to the UD Indemnitors or Havewin Vendors, as applicable. No such Indemnification Claim shall be settled or compromised without the prior written consent of the UD Indemnitors or the Havewin Vendors except where the breach of Warranty relates solely to Clause 11.7(b) or 11.7(c), in which event the consent must be given by the UD Indemnitors in relation to Clause 11.7(b) and the Havewin Vendors in relation to Clause 11.7(c) (as applicable, the "Relevant Party") such consent not to be unreasonably withheld or delayed;

                    (b) if requested by the Relevant Party, the Purchaser has taken or procured that the Company or the relevant Subsidiary has taken all reasonable steps to avoid, resist, or compromise any Indemnification Claim and any proceedings in respect thereof and has taken or procured that the Company or the relevant Subsidiary has taken all necessary proceedings or other action in connection therewith, subject in each case to the Relevant Party indemnifying and securing the Purchaser and/or the

                                                                              30
________________________________________________________________________________

                          Company or the relevant Subsidiary to the reasonable satisfaction of the Purchaser against all reasonable costs, liabilities, charges and expenses which it may reasonably incur thereby;

                    (c) the Purchaser has at all times allowed the Relevant Party and their professional advisers and other agents access to and to inspect and take copies of, all necessary books and files and records of the Company and any Subsidiary for the purpose of assessing and dealing with any such Indemnification Claim; and

                    (d) nothing herein shall apply to any claim by Purchaser under the Warranties which is not an Indemnification Claim.


              11.15 Without prejudice to the generality of Clause 11.14(b), the
                    Purchaser shall permit the Relevant Party upon its or their providing an indemnity reasonably satisfactory to the Purchaser for all losses, claims, demands and reasonable expenses which may be thereby reasonably incurred, to control (subject to good faith consultation with Purchaser) the conduct of all proceedings against third parties relating to the claim (including the appointment of solicitors or other professional advisers) and making any settlement or compromise thereof provided that:

                    (a) if the Purchaser shall in writing so require, the Relevant Party shall procure that the Purchaser is promptly sent copies of all communications and other documents, written or otherwise, pertaining thereto transmitted to the other party thereto or their agents or professional advisers (including pleadings and any opinion of Counsel relating to the proceedings against third parties); and

                    (b) the Relevant Party shall make no settlement or compromise of such claim without the prior approval of the Purchaser (such approval not to be unreasonably withheld or delayed, it being understood it shall be reasonable for Purchaser to disapprove any settlement which adversely impacts the ongoing business or reputation of Purchaser, the Company or any Subsidiary for reasons to be stated in writing by the Purchaser).

              11.16 In calculating the loss to the Purchaser and/or the Company or any Subsidiary arising or alleged to arise out of any liability of the Vendors in respect of any breach of the Warranties there shall be (i) deducted:

                    (a) the net amount by which any Tax for which the Company or any Subsidiary is or may at any time be liable to be assessed or

                                                                              31
________________________________________________________________________________

                          accountable is reduced or extinguished as a result of any such liability after giving effect to payment under the Warranty;

                    (b) the amount of any realized tax benefit attributable to losses or other allowable sums available for offset against Tax and created as a result of any such liability after giving effect to payment under the Warranty or (where appropriate) the amount by which any such losses or other allowable sum are increased as a result of such liability after giving effect to payment under the Warranty; and

              (ii)  added:-

                    (a) the amount by which any Tax for the Purchaser, Company or any Subsidiary is or may at any time be liable to be assessed or for which it may be accountable is increased as a result of such liability after giving effect to payment under the Warranty; and

                    (b) the amount by which any tax benefit attributable to such losses or other allowable sums may be decreased as result of such liability after giving effect to payment under the Warranty.

              11.17 If the Purchaser or the Company or any Subsidiary is
                    entitled to recover (whether by payment, discount, credit, set-off or otherwise) from any person other than the Vendors any sum in respect of any matters giving rise to a liability of the Vendors, the UD Indemnitors or the Havewin Vendors under the Warranties, and provided the Relevant Party has paid or made adequate provision to pay the Purchaser in full under the Warranty, the Purchaser shall and shall procure that the Company and the relevant Subsidiary shall, give all reasonable assistance (including access to documents)if required by the Relevant Party and at the expense of the UD Indemnitors (or the Havewin Vendors, as the case may be) shall take, or procure the taking of, all appropriate steps to enforce such recovery (keeping the Relevant Party fully informed of the progress of any action taken) and, in the case of the Purchaser shall forthwith account to the Company or the relevant Subsidiary for any amount so recovered less all reasonable expenses of recovery thereof of, if less, any amount paid or payable by the Vendors, the UD Indemnitors or the Havewin Vendors in respect of the claim.

              11.18 If any payment is made by any of the Vendors, the UD
                    Indemnitors or the Havewin Vendors in full settlement of any claim under the Warranties and the Purchaser or the Company or any of its Subsidiaries subsequently recovers or procures the recovery from a third party of an amount which is referable to that claim the Purchaser shall, or shall procure that the Company or the relevant Subsidiary

                                                                             32
_______________________________________________________________________________

                    shall, forthwith repay or procure repayment to the relevant Vendors, UD Indemnitors or Havewin Vendors of any amount equal to

                                                                              33
________________________________________________________________________________

                    (ii) acquiescence, delay, acts, omissions or mistakes on the part of the purchaser;

                    (iii) any novation of a right of the Purchaser;

                    (iv) any variation of this Agreement or any Agreement entered into in performance of this Agreement; and

                    (v) the invalidity or unenforceability of an obligation or liability of a person other than the UD Indemnitors;

               (c) none of the UD Indemnitors may, without the consent of the purchaser, raise a set-off or counterclaim available to it or any of the UD Indemnitors against the Purchaser in reduction of its liability under this guarantee and indemnity or make a claim or enforce a right against the Havewin Vendors or their property or prove in competition with the Purchaser if a liquidator, receiver, or trustee in bankruptcy is appointed in respect of the Havewin Vendors until all money payable to the Purchaser in connection with this Clause is paid;

               (d) if a claim that a payment in connection with Clause 11.7(a) is void or voidable is upheld, conceded or compromised, then the Purchaser is entitled immediately as against each UD Idemnitor to the rights to which it would have been entitled under this guarantee and indemnity if a payment had not occurred; and

               (e) each UD Indemnitor agrees to pay or reimburse the Purchaser on demand for:

                    (i) its costs, charges and expenses in making, enforcing and doing anything in connection with this guarantee and indemnity including, but not limited to, legal costs and expenses on a full indemnity basis; and

                    (ii) all fees, taxes and charges which are payable in connection with this guarantee and indemnity or a payment, receipt or other transaction contemplated by it.

12   ADJUSTMENT FOR TAX LIABILITY
________________________________________________________________________________

          12.1 In this Clause 12 the following words have these meanings:

               Authority means any governmental authority or instrumentality responsible for Tax, wherever situated.

                                                                              34
________________________________________________________________________________

                    CLAIM AMOUNT MEANS:

                    (a) the amount the Company, any Subsidiary, Ultrabridge or Havewin is required to pay in Tax to an Authority as a result of a Tax Claim; or

                    (b) the amount of any credit, rebate or refund of Tax lost by the Company, any Subsidiary, Ultrabridge or Havewin as a result of a Tax Claim.

                    DEFERRED PROVISION means the sum of the provision for deferred Tax liability in the Last Accounts, the Last Ultrabridge Accounts or the Last Havewin Accounts, as the case may be, and any Future Income Tax Benefit which has been offset in the calculation of that provision.

                    TAX means taxes (including fringe benefits taxes), levies, imposts, deductions, charges, withholdings and duties (excluding stamp duties), together with any related interest, penalties, fines and other statutory charges whether accruing before or after Completion.

                    TAX CLAIM means a deemed assessment, an assessment notice (including a notice of adjustment of loss claimed by a company in a manner adversely affecting the company), demand or other document issued or action taken by or on behalf of an Authority, whether before or after the date of this deed, as a result of which the Company, any Subsidiary, Ultrabridge or Havewin is liable to make a payment for Tax or is deprived of any credit, rebate, refund, or relief, allowance, deduction, or loss carried forward.

                    TAX PROVISION means, in respect of the Company, the Subsidiaries, Ultrabridge or Havewin, at any time, respectively, the sum of:

                    (a) the provision for current Tax in the Last Accounts, the Last Ultrabridge Accounts or the Last Havewin Accounts, as the case may be;

                    (b)  the relevant Deferred Provision; and

                    (c) all amounts already paid or agreed to be paid by the Vendors, the Ultrabridge Vendors, or the Havewin Vendors as the case may be, under this Clause 12 at that time, less all Tax paid or payable in respect of those payments to a maximum of the amount of those payments.

              12.2 Each of the UD Indemnitors and Havewin Vendors agree that if at any time the Company or any Subsidiary receives or suffers a Tax Claim that relates to an act or omission of, or occurrence affecting,

                                                                              35
________________________________________________________________________________

                    that company before the close of business on the Completion Date, then the UD Indemnitors and Havewin Vendors must pay to the Purchaser the amount by which the sum of:

                    (a)  the Claim Amount for that Tax Claim; and

                    (b) all other Claim Amounts for Tax Claims that relate to an act or omission of, or occurrence affecting the Company or any Subsidiary before the close of business on the Completion Date, other than Tax Claims referred to in Clause 12.6, exceeds the Tax Provision.

                    Without limiting the scope or effectiveness of Clause 3.3, which shall govern, each of the UD Indemnitors agree that if at any time Ultrabridge receives or suffers a Tax Claim that relates to an act or omission of, or occurrence affecting, that company before the close of business on the Completion Date, then the UD Indemnitors must pay to the Purchaser the amount by which the sum of:

                    (a)  the Claim Amount for that Tax Claim; and

                    (b) all other Claim Amounts for Tax Claims that relate to an act or omission of, or occurrence affecting Ultrabridge before the close of business on the Completion Date, other than Tax Claims referred to in Clause 12.6, exceeds the Tax Provision.

                    Without limiting the scope or effectiveness of Clause 3.3, which shall govern, each of the Havewin Vendors agree that if at any time Havewin receives or suffers a Tax Claim that relates to an act or omission of, or occurrence affecting, that company before the close of business on the Completion Date, then the Havewin Vendors must pay to the Purchaser the amount by which the sum of:

                    (a)  the Claim Amount for that Tax Claim; and

                    (b) all other Claim Amounts for Tax Claims that relate to an act or omission of, or occurrence affecting Havewin before the close of business on the Completion Date, other than Tax Claims referred to in Clause 12.6, exceeds the Tax Provision.

              12.3 Each of the UD Indemnitors and Havewin Vendors agrees that if at any time it becomes apparent that the Deferred Provision for the

                                                                              36
________________________________________________________________________________

                    Company and the Subsidiaries is understated, calculating the proper Deferred Provision:

                    (a) in accordance with the requirements of other applicable laws at the time of preparation of the Last Accounts;

                    (b) in accordance with the Accounting Standards at the time of preparation of the Last Accounts; and

                    (c)  on a consistent basis with the Last Accounts,

                    then the UD Indemnitors and Havewin Vendors must pay to the Purchaser the amount of the understatement.

                    Each of the Ultrabridge Vendors agrees that if at any time it becomes apparent that the Deferred Provision for Ultrabridge is understated, calculating the proper Deferred
                    Provision:

                    (a) in accordance with the requirements of applicable laws at the time of preparation of the Last Ultrabridge Accounts;

                    (b) in accordance with the Accounting Standards at the time of preparation of the Last Ultrabridge Accounts; and

                    (c)  on a consistent basis with the Last Ultrabridge
                         Accounts,

                    then the Ultrabridge Vendors must pay to the Purchaser the amount of the understatement.

                    Each of the Havewin Vendors agrees that if at any time it becomes apparent that the Deferred Provision for Havewin is understated, calculating the proper Deferred Provision:

                    (a) in accordance with the requirements of applicable laws at the time of preparation of the Last Havewin Accounts;

                    (b) in accordance with the Accounting Standards at the time of preparation of the Last Havewin Accounts; and

                    (c)  on a consistent basis with the Last Havewin Accounts,

                    then the Havewin Vendors must pay to the Purchaser the amount of the understatement.

                                                                              37
________________________________________________________________________________

               For the purpose of this Clause the Deferred Provision in the Last Accounts, the Last Ultrabridge Accounts or the Last Havewin Accounts, as the case may be, but not the proper Deferred Provision, is to be reduced by the Claim Amount of a Tax Claim which would, but for the inclusion of the Deferred Provision in the Tax Provision, have resulted in a payment under Clause 12.2.

          12.4 Any payment under Clause 12.2 or 12.3 shall be borne and paid as to 57 1/2% by the UD Indemnitors (jointly and severally) in respect of their Ultrabridge Shares only and as to 42 1/2% by the Havewin Vendors (jointly and severally) as a reduction in the Purchase Price in respect of their Havewin Shares only, provided
                                                                       --------
               that to the extent, pursuant to Clause 11.21, the UD Indemnitors pay 100% of the relevant payment under clause 12.2 or 12.3, the payment shall be treated as a reduction in the Purchase Price in relation to the Ultrabridge Shares of the UD Indemnitors only, and further provided always that if the payment relates solely to
                   ----------------
               Ultrabridge, such payment shall be treated as a reduction in the Purchase Price in relation to the Ultrabridge Shares of the UD Indemnitors only and if the payment relates solely to Havewin, such payment shall be treated as a reduction in the Purchase Price in relation to the Havewin Shares of the Havewin Vendors only.

          12.5 The obligations of the Vendors under Clauses 12.2 or 12.3 do not apply in respect of a Tax Claim or understatement of the Deferred
               Provision:

               (a) to the extent that the Tax Claim or understatement of the Deferred Provision represents the disallowance of any deduction for carried forward losses, and the disallowance results from:

                    (i) the Company or any Subsidiary not carrying on at all times after Completion the same business as it carried on immediately before Completion; or

                    (ii) the Company or Subsidiary, after Completion, deriving income from a business of a kind that it did not carry on or from a transaction of a kind that it had not entered into in the course of its business operations before Completion;

               (b) to the extent that the Tax Claim or understatement of the Deferred Provision arises from the failure by Ultrabridge, Havewin, the Company or any Subsidiary after Completion, in a timely manner, to:

                                                                              38
________________________________________________________________________________

                    Havewin, the Company or any Subsidiary after Completion, in a timely manner, to:

                    (i) lodge any return; notice, objection or other document in relation to the Tax Claim;

                    (ii) claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment;

                    (iii) disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either the Purchaser or the company; or

                    (iv) take any other action which the company in question is required to take under this Clause or any laws relating to Tax.

               (c) to the extent that the Tax Claim or understatement of the Deferred Provision relates to any income, profit or gain earned, accrued or received by reason of an act or omission of, or occurrence affecting, Ultrabridge, Havewin or the Company or any Subsidiary in the ordinary course of its business and which for Tax purposes is taken to be derived between the Accounts date of the Last Accounts or Last Havewin Accounts, as applicable and the date of Completion;

               (d) to the extent that the Tax Claim or understatement of the Deferred Provisions results from or is increased by a change to or introduction of any legislation, regulation, order or rule (whether having the force of law or not and whether the change or introduction is retrospective or not) relating to Tax (including without limitation increases in rates of Tax) after Completion;

               (e) to the extent that any Tax Claim or understatement of the Deferred Provisions relates to any act or omission by MGM Grand or the Purchaser before or after Completion, or by the Company or any Subsidiary after Completion, other than in the ordinary and proper course of business;

               (f) as a direct or indirect result of the assignment of any rights conferred on MGM Grand or the Purchaser by this Agreement on or after the date of this Agreement or the issue or transfer of any shares in the Purchaser, Company or any new Subsidiary (excluding any transfer of shares in relation to the liquidation of Ultrabridge and Havewin) after Completion;

                                                                              39
________________________________________________________________________________

               (g) to the extent MGM Grand or any Subsidiary becomes entitled to any foreign tax credit in any jurisdiction as a result of paying the Tax claim;

               (h) in the case only of the Company and the subsidiaries, to the extent that any payments otherwise arising under Clause 12.2 or 12.3 are not, in aggregate, greater than the amount of Available Future Income Tax Benefit (as defined). The Available Future Income Tax Benefit represents the Future Income Tax Benefit which would be included in the Company Completion Accounts, if the Company Completion Accounts were to be drawn up in the light of all information at the date of calculation of the amount which, subject to this paragraph, is payable under Clause 12.2 or 12.3 and in accordance with the Accounting Standards, rather than as set out in Clause 5.4, after application and utilization of such Future Income Tax Benefit against the income of the Company and the Subsidiaries for the period from 4:00 a.m Darwin time on the Completion Date to 30 September 1995, the income of this period and utilization of Future Income Tax Benefit against it being determined in accordance with the Accounting Standards. For avoidance of doubt, it is acknowledged that Available Future Income Tax Benefits are to be determined after application and utilization of Future Income Tax Benefits against the income of the Company and Subsidiaries for the fiscal year ending 30 September, 1995;

               (i) where the Tax Claim or understatement of the Deferred Provision will give rise also to a future saving in Tax as a result of any relief, allowance, deduction, credit, rebate or right to repayment, then only to the extent of (i) the present value of such saving in Tax, and (ii) in the event such saving in Tax is subsequently disallowed or not realized, the obligations of the Vendors shall be reinstated to the extent of such disallowance or non-realization. To the extent that sub-paragraph (h) and (i) are applicable to the same item then sub-paragraph (h) shall be applied in priority to sub-paragraph (i). Additionally, if there is a dispute between the parties as to the present value of a saving in Tax then the dispute shall be referred to the auditor of the Company for resolution.

          12.6 Payments under Clause 12.2 or 12.3 must be made to the Purchaser as follows:

               (a) if Ultrabridge, Havewin, any Subsidiary or the Company must make a payment of Tax in respect of a Tax Claim to which Clause 12.2 applies - seven days before the latest date on which

                                                                              40
________________________________________________________________________________

                    that payment may lawfully be made without incurring any penalty or additional tax for late payment;

               (b) if Ultrabridge, Havewin, any Subsidiary or the Company is deprived of any credit, rebate, refund, relief, allowance, deduction, loss carried forward - seven days before the latest date on which Tax becomes payable by the company without incurring any penalty or additional tax for late payment, being Tax which would not have been payable were it not for the Tax Claim; and

               (c) if an amount is payable under Clause 12.3 - seven days after the Purchaser advises the Vendors of the understatement.

          12.7 The UD Indemnitors and Havewin Vendors (collectively) must pay interest to the Purchaser on any moneys due under this Clause 12 but unpaid, from the date payment is due until paid in full, at a rate equal to 2% over State Bank of South Australia's Bank Bill Rate.

          12.8 If for any reason an amount received by the Purchaser under Clause 12.2 or 12.3 is treated as assessable income of the Purchaser under any law relating to Tax, the UD Indemnitors and Havewin Vendors (collectively) agree to pay to the Purchaser an increased amount so that, after deducting from that amount all Tax paid or payable in respect of the receipt, and reducing that amount further by an amount equal to the Australian Dollar equivalent of any foreign tax credit received by MGM Grand or any of MGM Grand's subsidiaries under the applicable tax treaty, the balance remaining is equal to the amount due under the relevant Clause.

          12.9 If the Purchaser or the Company any Subsidiary, Ultrabridge or Havewin becomes aware of a Tax Claim or any request or demand by an Authority to conduct an audit or other investigation or obtain any information ("Audit") that might, in the opinion of Purchaser, lead to a Tax Claim, the Purchaser must give written notice of it to all of the Vendors who are potentially liable in respect of that Tax Claim ("Relevant Vendors") within thirty (30) business days of becoming so aware provided that a delay in such notice shall not vitiate Relevant Vendors' responsibility in the absence of a demonstration of material prejudice resulting from such delay.

               The Purchaser must ensure the Relevant Vendors and their professional advisers have reasonable access to the personnel of the Purchaser and the Subsidiaries and the Company and to any relevant premises, assets and Records within the custody, power, possession or control of those companies to enable the Relevant Vendors and their professional advisers to consider the Tax Claim or participate in the Audit (as the

                                                                              41
________________________________________________________________________________

               case may be) and to take copies or photographs of any documents relating to the Tax Claim or Audit or of the Records at the expense of the Relevant Vendors, provided the Relevant Vendors and their professional advisers give to the Purchaser or the Subsidiaries and the Company such undertakings as to confidentiality as the Purchaser may reasonably require.

               Provided always that the Relevant Vendors act in a timely manner, the Purchaser must ensure that neither the Company, nor any Subsidiary, nor Ultrabridge nor Havewin enters into any communication or correspondence with the Authority until the Relevant Vendors have been given a reasonable opportunity to advise the Purchaser what action they request be taken in accordance with this Clause 12.9 or have advised the Purchaser that they have no such request.

               The Purchaser must ensure that the Company or any Subsidiary or Ultrabridge or Havewin takes any proper and reasonable action that the Relevant Vendors (collectively) request in compliance with this Clause 12.9:

               (a) in response to any request for documents, information or explanations made by an Authority in connection with an Audit;

               (b) in response to any interpretation of facts or law put forward by an Authority in connection with an Audit;

               (c) in response to any preliminary conclusions or proposed Tax Claim put forward by an Authority in connection with an Audit;

               (d) To avoid, resist, compromise or defend a demand or notice issued by an Authority which gives rise to the Tax Claim.

               The Relevant Vendors may only request an action under this Clause
               12.9 if, concurrently with the mailing of such request, they provide Purchaser with written indemnification in form and substance satisfactory to Purchaser in the exercise of reasonable judgment fully indemnifying Purchaser and the Subsidiaries against any liability or loss which may be suffered or costs, damages or expenses which may be incurred as a result of compliance with their request, and;

               (a) in respect of an Audit, if, should the Purchaser so require, they provide the Purchaser with an opinion that the requested action does not contravene the requirements of law and taking account of:

                                                                              42
________________________________________________________________________________

                    . the magnitude of any Tax Claim that might possibly result from the matter that the requested action is in response to,

                    . the nature, extent and content of the action requested,

                    it is a proper and reasonable action for the Relevant Vendors to request;

               (b) in respect of a Tax Claim, if they provide the Purchaser with an opinion that there is a real prospect that the requested action will result in the demand or notice issued by the Authority being avoided, resisted, compromised or defended.

               In either instance, the opinion provided to the Purchaser must be that of a partner specializing in tax of a major law firm or accounting firm in the jurisdiction competent to properly advise upon the matter which gives rise to the Relevant Vendors' request for action.

               The action that the Relevant Vendors may request be taken by the Purchaser or the Company or any Subsidiary or Ultrabridge or Havewin includes:

               (a) In respect of an Audit, the provision to the Authority of only the particular documents, information, explanations, comments, responses, submissions or proposals which the Relevant Vendors nominate or agree to be provided, unless otherwise required by law,

               (b) in respect of an Audit, the lodging of any request or notice that any preliminary conclusions or proposed Tax Claim notified by the Authority in connection with the Audit be subject to such review procedures as might be available prior to the raising of a Tax Claim,

               (c) in respect of a Tax Claim, the making of appeals and objections, provided that all other avenues of review have been exhausted.

               Where the Relevant Vendors have made a request for action that is valid under this Clause 12.9, the Purchaser must ensure that, except as may be required by applicable law, neither the Company nor any Subsidiary nor Ultrabridge nor Havewin undertakes any action, or omits taking any action, which act or omission is inconsistent with the request of the Relevant Vendors.

                                                                              43
________________________________________________________________________________

                    Any action required under this Clause 12.9 must be taken in a timely manner.

                    Notwithstanding anything to the contrary contained herein, Purchaser shall not be obliged to comply with any request which it reasonably believes would be in contravention of applicable law.

              12.10 If, following the making of a payment under Clause 12.2 for a Tax Claim, all or part of the Claim Amount is refunded either in cash or by credit to Ultrabridge, Havewin, any of the Subsidiaries or the Company (including, but not limited to, any amount or credit received following a successful objection or appeal), the Purchaser must immediately pay to the Relevant Vendors the lesser of the refund and the amount of the payment paid under Clause 12.2. Any payment under Clause 12.10 is to be treated in a manner consistent with Clause 12.4.

              12.11 If the Relevant Vendors and the Purchaser cannot agree on any amount to be paid under this Clause 12 within 21 days of a dispute arising, then either the Relevant Vendors or the Purchaser may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Relevant Vendors and the Purchaser. The expert is to be a person with over ten years experience in Tax agreed by the Relevant Vendors and the Purchaser, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise appointed by the President of the Australian Institute of Chartered Accountants at the request of either the Relevant Vendors or the Purchaser. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. The Relevant Vendors and the Purchaser agree to each pay one half of the expert's costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in its absolute discretion.

              12.12 Without limiting the scope of the indemnity given under
                    Clause 12, the Ultrabridge Vendors will indemnify the Purchaser for the full amount of any Cayman Islands taxation, and the Havewin Vendors will indemnify Purchaser for the full amount of any Hong Kong taxation, or pay direct to the relevant authority the amount of that taxation (other than Hong Kong transfer stamp duty on the transfer of the Havewin shares), that may become payable by the Purchaser, Ultrabridge, Havewin, the Company or any Subsidiary except in respect of an amount of taxation arising from an event or matter described in such Clauses 12.5(b) to (f) inclusive, provided, however, in the case of Subclause 12.5(c), to the extent the claim under this

                                                                              44
________________________________________________________________________________

                    Clause 12.12 arises from the liquidation of Ultrabridge or Havewin in accordance with Exhibits 1 and 2, as applicable, in which event the indemnification shall be applicable.

              12.13 In the event the Purchaser elects to assign its rights of purchase under this Agreement to any subsidiary as provided in Clause 18, then for all purposes of this Clause 12 the term the "Purchaser" shall also be deemed to refer to such subsidiary.

13   DEFAULT BY VENDORS
________________________________________________________________________________

                    If the Vendors or any of them do not Complete, other than as a result of default by the Purchaser, the Purchaser may give the Vendors notice requiring them to Complete within 7 days of receipt of the notice. If the Vendors do not Complete within that period, the Purchaser may elect to proceed for specific performance or terminate this Agreement. In either case the Purchaser may seek damages for the default. If this Agreement is so terminated then Clause 4.4 will apply with the necessary changes. This termination does not affect any other rights the Purchaser has against the Vendors at law or in equity.

14   RESTRAINT
________________________________________________________________________________

              14.1 Subject to any other agreement entered into concurrently herewith or hereafter between any of the Vendors and their affiliates, on the one hand, and MGM Grand and any of its Subsidiaries, on the other hand, each of the Ultrabridge Vendors (in the case of Clause 14.1(a)) and each of the Vendors (in the case of Clauses 14.1(b) and 14.1(c)) undertakes to the Purchaser that it and its affiliates will not without the prior consent of Purchaser:

                    (a) for five years from the Completion Date, be engaged or involved in any capacity in any business or activity which is the same as or similar to the business of the Company or any Subsidiary or any material part of it. For the purposes of this Clause "engaged or involved in" includes direct or indirect involvement as a principal, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary, manager, consultant, adviser or financier. This restriction applies throughout the Northern Territory of Australia;

                    (b)   for five years from the Completion Date:

                          (i) solicit the custom of anyone who was a customer of the Company or any Subsidiary at any time within two years before the Completion Date, except in relation to any

                                                                              45
________________________________________________________________________________

                          business outside Australia and without limitation including the existing casinos in London, Le Touquet and New Zealand in which the Ultrabridge Vendors have an interest; or

                    (ii) entice away or endeavour to entice away from the Company or any Subsidiary any employee or anyone who was at any time during the two years before the Completion Date, a director, agent, representative, associate or adviser of or to the Company or any Subsidiary; or

               (c)  at any time after the Completion Date:

                    (i) use or disclose any Confidential Information of Ultrabridge, Havewin, the Company or any Subsidiary to anyone other than the Purchaser, except:

                          (a) if required to make such disclosure by any court
                              of competent jurisdiction or in order to enforce any rights under this Agreement;

                          (b) pursuant to any court order;

                          (c) pursuant to any law or regulation having the force
                              of law or the requirements of any governmental authority such as the Commonwealth of Australia, the Northern Territory, the United States of America, or State of Nevada, or agency or instrumentality thereof;

                          (d) pursuant to the requirements of any recognised
                              stock exchange or securities regulatory agency such as the United States Securities and Exchange Commission;

                          (e) in circumstances where the information has come
                              within the public domain otherwise than by reason of a breach by one of the parties of the provisions of this Clause; and

                          (f) to professional advisers.

                    (ii) use a logo, symbol, trade mark or business name substantially identical or deceptively similar to a trade

                                                                              46
________________________________________________________________________________

                          mark or business name owned or used by the Company or any Subsidiary.

          14.2 If any of the prohibitions or restrictions contained in Clause
               14.1 is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Company or any Subsidiary, but would be judged reasonable and necessary if any activity were deleted or a period or area were reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

          14.3 Each of the prohibitions and restrictions in Clause 14.1 has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.

          14.4 Notwithstanding Clause 14.1(a) the Ultrabridge Vendors (collectively) may hold in aggregate up to 5% of the shares in any public company the shares of which are quoted on Australian Stock Exchange Limited, even though that company carries on any of the activities referred to in Clause 14.1(a) or such higher aggregate interest with the prior written consent of the Purchaser.

          14.5 Each of the Vendors acknowledges that all the prohibitions and restrictions contained in Clause 14 are reasonable in the circumstances and necessary to protect the goodwill of the Company and the Subsidiaries.

15   COSTS AND STAMP DUTY
________________________________________________________________________________

          15.1 The Vendors and the Purchaser agree to bear their own legal and other costs and expenses in connection with the preparation, execution and completion of this Agreement and of other related documentation, except for stamp duty.

          15.2 The Purchaser agrees to bear all stamp duty payable or assessed in connection with this Agreement, any permitted assignment of its rights or the rights of MGM Grand hereunder, the transfer of the Ultrabridge Shares, the Havewin Shares and the Class D Shares to the Purchaser.

          15.3 The Ultrabridge Vendors and the Havewin Vendors, as the case may be, agree to bear all stamp duty payable or assessed in connection with the liquidation of Ultrabridge and Havewin, respectively.

                                                                              47
________________________________________________________________________________

16   POWER OF ATTORNEY
________________________________________________________________________________

          16.1 Each Vendor appoints the Purchaser to be its attorney from the Completion Date until the Ultrabridge Shares, the Havewin Shares and the Class D Shares, as the case may be, are registered in the name of the Purchaser.

          16.2 The Purchaser may do in the name of each Vendor and on its behalf everything necessary or expedient, in the Purchaser's sole discretion, to:

               (a) transfer the Ultrabridge Shares, the Havewin Shares and the Class D Shares;

               (b) exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the Ultrabridge Shares, the Havewin Shares and the Class D Shares;

               (c) receive any dividend or other entitlement paid or credited to the Vendors in respect of the Ultrabridge Shares, the Havewin Shares and the Class D Shares; and

               (d) do any other act or thing in respect of the Ultrabridge Shares, the Havewin Shares and the Class D Shares or Ultrabridge, Havewin, the Company or any Subsidiary.

          16.3 Each Vendor declares that all acts and things done by the Purchaser in exercising powers under this power of attorney will be as good and valid as if they had been done by the Vendor and agrees to ratify and confirm whatever the Purchaser does in exercising powers under this power of attorney.

          16.4 Each Vendor declares that this power of attorney of the Purchaser is given for valuable consideration and is irrevocable from the date of this Agreement until the Ultrabridge Shares, the Havewin Shares and the Class D Shares are registered in the name of the Purchaser.

          16.5 The Purchaser is expressly authorised to do any act as a result of which a benefit is conferred on it.

17   NOTICES
________________________________________________________________________________

          17.1 A notice, approval, consent or other communication in connection with this Agreement:

               (a)  must be in writing;

                                                                              48
________________________________________________________________________________

                    (b) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

                          The address, facsimile number and reference party of each party is set forth on Schedule 16:

              17.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

              17.3  A letter or facsimile is taken to be received:

                    (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

                    (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

18   ASSIGNMENT
________________________________________________________________________________

                    Except as hereinafter provided, a party may not assign its rights under this Agreement without the consent of the other party.
                    Notwithstanding the foregoing, the Purchaser may assign its rights under this Agreement to any of MGM Grand's direct or indirect United States, Australian or offshore subsidiaries, provided that the Purchaser and MGM Grand remain fully liable thereunder.

19   MISCELLANEOUS
_______________________________________________________________________________

              19.1 A party may exercise a right, power, or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

              19.1 A provision of or a right created under this Agreement may not be:

                    (a) waived except in writing signed by the party granting the waiver; or

                                                                              49
 _______________________________________________________________________________

                    (b)  varied except in writing signed by the parties.

              19.3 A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.

              19.4 The rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

              19.5  The Warranties in this Agreement do not merge on Completion.

              19.6 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this Agreement.

              19.7 It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

              19.8 Each party agrees, at its own expense, on the request of any other party, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it (including the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

              19.9 A party may not make press or other announcements or releases relating to this Agreement and the transactions the subject of this Agreement without the approval of the other parties to the form and manner of the announcement or release unless that announcement or release is required to be made law or by a stock exchange.

              19.10 This Agreement constitutes the entire Agreement of the parties about its subject matter and any previous Agreements, understandings and negotiations on that subject matter case to have any effect.

              19.11 This Agreement may be executed in counterparts, and all such counterparts shall collectively constitute one Agreement.

              19.12 This Agreement shall be deemed effective and delivered as at
                    30 June 1995 notwithstanding that it was signed after 30 June 1995 provided all parties hereto sign a counterpart of this Agreement.

20   GOVERNING LAW JURISDICTION AND SERVICE OF PROCESS
_______________________________________________________________________________

              20.1 This Agreement and the transactions contemplated by this Agreement are governed by the law in force in the Northern Territory.

                                                                              50
________________________________________________________________________________

              20.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Northern Territory and courts of appeal from them for determining any dispute concerning this Agreement or the transactions contemplated by this Agreement. Each party waives any right it has to object to any action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

              20.3 Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under Clauses 17.

     EXECUTED as an Agreement.

                                  APPENDIX A

--------------------------------------------------------------------------------
APPENDIX A    WARRANTIES AND REPRESENTATIONS WITH RESPECT
              TO THE COMPANY AND SUBSIDIARIES
--------------------------------------------------------------------------------
VENDORS' QUALIFICATIONS
--------------------------------------------------------------------------------

         1 The vendors are the registered holders and beneficial owners of the Ultrabridge Shares, the Havewin Shares and the Class D Shares as set out in Schedules 1A, 1B and 1C, respectively. Ultrabridge and Havewin are the registered holders and beneficial owners of the Class A Shares and Class B Shares of Company as set out in Schedules 1A and 1B, respectively.

         2 There are no mortgages, charges, pledges, liens, encumbrances or other security interests over or affecting the Ultrabridge Shares, the Havewin Shares, the Shares, or, except pursuant to the State Bank Loan Agreements, the shares of Diamond Leisure, Fernbank, or the 24,000,000 units of the Territory Trust owned by the Company.

         3 Each of the Vendors has the power to enter into and perform this Agreement and has obtained all necessary consents to enable it to do so.

         4 The entry into and performance of this Agreement by the Vendors does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any Agreement or undertaking, by which any of the Vendors, Ultrabridge, Havewin, the Company or any Subsidiary is bound.

         5 No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of any corporate Vendor. No petition has been presented and no order has been made for the bankruptcy of any personal Vendor. No voluntary arrangement has been proposed or reached with any creditors of any Vendor. Each Vendor is able to pay its debts as and when they fall due.

         6 No consent or approval (other than those listed in Clause 4) of any governmental authority or private party (other than United States governmental authorities) is required in connection with the transactions contemplated by this Agreement.

         7 This Agreement is valid, binding and enforceable against the Vendors.

                                                                             52
-------------------------------------------------------------------------------
THE COMPANY AND THE SUBSIDIARIES
-------------------------------------------------------------------------------

         8    The Company and each of the Subsidiaries:

              (a) is accurately described in Recitals A and D and Schedule 2 (as appropriate);

              (b) has full corporate power to own its properties, assets and business and to carry on its business as now conducted; and

              (c) has done everything necessary to do business lawfully in all jurisdictions in which its business is carried on.

         9 No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Company or any Subsidiary. No distress, execution or other similar order or process has been levied on any of the property or assets of the Company or any Subsidiary. No voluntary arrangement has been proposed or reached with any creditors of the Company or any Subsidiary. No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed in relation to the Company or any Subsidiary. The Company and each of the Subsidiaries is able to pay its debts as and when they fall due.

SHARES
-------------------------------------------------------------------------------
        10 The Shares of the Company held by Ultrabridge, Havewin and the Trust comprise the whole of the issued ordinary share capital of the Company, and are fully paid. All of the shares of Diamond Leisure and Fernbank are owned by the Company. The Territory Trust consists of 28,000,000 units, of which the company owns 24,000,000 units and Kumagai Gumi Co. Ltd. owns 4,000,000 units.

        11 There are no commitments in place under which the Company or any Subsidiary is obligated at any time to issue any shares or other securities of the company in question.

        12 Other than with respect to satisfaction of the conditions set forth in Clause 4.1, there is no restriction on the Vendors for the sale or transfer of the Shares to the Purchaser except for the consent of the directors of the Company to the registration of the transfers of the Shares.

                                                                              53
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        13 No forecasts and projections relating to the Company and/or the Subsidiaries have been given to the Purchaser or its professional advisers by or on behalf of any Vendors. No such forecasts or projections have been prepared by or on behalf of the Company, any of its Subsidiaries or any of the Vendors relating to periods subsequent to 31 December 1994. In the event any such forecasts or projections are prepared, they will be promptly provided to Purchaser.

        14 The Last Accounts and the Interim Accounts each disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of the Company and the Subsidiaries as at the Last Balance Date and 24 March 1995, respectively, and the income, expenses and results of operations of the Company and the Subsidiaries for the respective financial periods ending on said dates.

        15    The Last Accounts and Interim Accounts each were prepared:

              (a) in accordance with the requirements of the applicable Companies Code or Corporations Law and any other applicable laws;

              (b)   in accordance with the Accounting Standards;

              (c) in the manner described in the notes to them and the accompanying auditor's opinion (in the case of the Last Accounts) and auditor's report (in the case of the Interim Accounts);

              (d) on a consistent basis with the audited accounts for the prior financial year; and

              (e) without revaluing upwards any assets during the period which is the subject of the Last Accounts.

        16 Subject to Clause 5.4, the Completion Accounts will disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of the Company and the Subsidiaries as at the Completion Date, and the income, expenses and results of operations of the Company and the Subsidiaries for the financial period ending on that date.

        17    Subject to Clause 5.4, the Completion Accounts will be prepared;

                                                                              54
--------------------------------------------------------------------------------

              (a) in accordance with the requirements of the Corporations Law and any other applicable laws;

              (b)    in accordance with the Accounting Standards;

              (c) in the manner described in the notes to them and the accompanying auditor's opinion;

              (d)    on a consistent basis with the Last Accounts; and

              (e) without revaluing upwards any assets during the period which is the subject of the Completion Accounts.

        18 The Company as at the Last Balance Date was not and as at the date hereof is not directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person, other than a Subsidiary, and all of such obligations with respect to any Subsidiary is adequately reflected in the Last Accounts. No Subsidiary as at the Last Balance Date was nor as at the date hereof is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligations of any person, other than the Company and any other Subsidiary and all such obligations as at the Last Balance Date with respect to the Company or any Subsidiary are adequately reflected in the Last Accounts.

        19 No letter of comfort has been given by the Company or any Subsidiary.


BUSINESS
--------------------------------------------------------------------------------

        20 The Company and each of the Subsidiaries is the legal and beneficial owner and has good and marketable title to of all its property (both real and personnel) and assets. There are no mortgages, pledges, liens, encumbrances, charges or other security interest over or affecting any property or assets except as set out in Schedule 3.

        21    The Company and each of the Subsidiaries:

              (a) holds all statutory licenses, consents, authorizations and permits necessary for the proper carrying on of the business in the manner in which it has been carried on and the use of the Business Premises;

              (b) have provided the Purchaser with copies of all of the licenses, consent, authorizations and permits (including without limitation, all necessary licenses and consents under the Gaming

                                                                              55
--------------------------------------------------------------------------------

                     Control Act, 1993 of the Northern Territory of Australia, liquor licenses and boarding house registrations) ("Licenses") for the proper carrying on of the business and the use of the Business Premises;

              (c) warrants the Licenses are all current and to the best knowledge of Vendors after reasonable inquiry there is no fact or matter that might prejudice the continuance, renewal or cause a variation of the Licenses other than as specifically contemplated in Clause 4.1(b). There are no:

                     (i) defaults under the Licenses or any applicable laws, regulations, licenses or agreements;

                     (ii)  fees outstanding for the Licenses;

                     (iii) prosecutions or proceedings pending concerning any
                           alleged breach of the Licenses or any conditions attached to the Licenses.

        22 The business of the Company and each of the Subsidiaries is conducted in accordance with all applicable laws, regulations, licenses and agreements, does not contravene any laws, regulations, licenses or agreements and no allegation of any contravention of any applicable laws, regulations, licenses or agreements is known to the Company or any Subsidiary or any of the Vendors.

        23 The assets of the Company and the Subsidiaries are sufficient to enable the effective conduct of the business of the Company after Completion as it is carried on at the date of this Agreement, and has been carried on since the Last Balance Date.


        24 There has not been any breach of or default by the Company or any Subsidiary (and in the case of the Territory Trust, any unitholder) of any term or provision of:

              (a) it memorandum and articles of association (and in the case of the Territory Trust, its deed), as amended or supplemented from time to time;

              (b) any instrument to which it is a party or by which it is bound which is material to its business or financial condition; or

              (c) any judgment, order or injunction of any court, commission, board or other administrative or governmental authority,

                                                                              56
--------------------------------------------------------------------------------

              and to the knowledge of any Vendor there has not occurred any event which, with the passage of time or giving of notice, would constitute a breach or default of that kind.

        25 The transfer of the Ultrabridge Shares, the Havewin Shares and the Class D Shares in accordance with this Agreement does not and will not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation) or default under any agreement or undertaking by which the Company or any Subsidiary is bound.

        26 As far as the Company and each of the Subsidiaries and each of the Vendors are aware, there is no existing customer or supplier of the Company or any Subsidiary who will or is likely to:

              (a)    cease trading with the Company or any Subsidiary; or

              (b) materially reduce its trading with the Company or any Subsidiary.

        27 No person has given or entered into any guarantee, indemnity or letter of comfort in respect of the Company or any Subsidiary.

        28 There are no powers of attorney given by the Company or any Subsidiary in force except the power of attorney in Clause 16 and powers of attorney which have been disclosed to Purchaser and are contained in any financial facility or security documentation or other use given in the ordinary course of business.

        29 The names and locations of all banks in which the Company and each of the Subsidiaries has an account and the names of all persons authorised to sign on the accounts are listed in Schedule 4.

        30 Except as disclosed in schedule 5 neither Ultrabridge, Havewin, any Vendor or relative, affiliate or associate of a Vendor or body corporate associated (as that term is defined in the Corporations
              Law) with a Vendor is a party to any contract or arrangement with the Company or any Subsidiary or has been such a party since January 1, 1992.

        31 At no time since January 1, 1992 has the Company or any Subsidiary had a direct or indirect interest in any contract or arrangement containing terms which were not of an entirely arm's length nature, nor have the profits or financial position of the Company or any Subsidiary during that period been affected by any contract or arrangement with terms of that nature.

        32    The Company:

--------------------------------------------------------------------------------
   (a) does not hold any shares in the capital of any company other than the Subsidiaries;

   (b) is not a member of any partnership or other unincorporated association;

   (c) is not a trustee of any trust estate or fund; and

   (d) does not have a permanent establishment (as that expression is defined in any relevant double taxation Agreement) outside Australia.

   The same is true of each Subsidiary, except that Fernbank is the Trustee of the Territory Trust.

33 Since February 23, 1995, the Company and the Subsidiaries have complied with the provisions of Clauses 7.1, 7.2 and 7.3.

BUSINESS PREMISES

-------------------------------------------------------------------------------
34 Schedule 6 accurately describes all the Business Premises owned, leased or occupied by the Company and each of its Subsidiaries. It includes details of the nature of the Company or the Subsidiaries' interest in the Business Premises. For the freehold property comprised in the Business Premises, the Company or the Subsidiaries is the beneficial owner of the Land. For the leasehold property comprised in the Business Premises, the Company or the Subsidiaries are entitled to quiet enjoyment and possession of the leasehold property. The Company or the Subsidiaries hold appurtenant to the Business Premises all easements, rights, interests and privileges necessary or appropriate for the conduct of the business at the Business Premises, including without limitation with respect to the car park adjacent to the Business Premises. The Company has taken all requisite steps to assure the continued availability to the Company of such car park on a long term basis.

35 The Company or relevant Subsidiary has exclusive rights to occupy the Business Premises free from all encumbrances or third party rights including without limitation any rights obtained by adverse possession except as set out in Certificate of Title Volume 112 Folio 148 and Schedule 6. No other party has any right to occupy any part of the Business Premises except with the consent of the Company or the relevant Subsidiary or as set out in
   Schedule 7. The land which is occupied by the Business Premises complies with all laws applicable to land and the requirements of all public statutory authorities including the provisions of any planning scheme, planning permit or interim development order affecting the Business Premises.

                                                                              58
--------------------------------------------------------------------------------
36 The Company or relevant Subsidiary has properly performed and observed all material covenants affecting the Business Premises.

37 There are no restrictions, stipulations or outgoings affecting the Business
   Premises which in the reasonable opinion of Vendors are of an onerous or unusual nature or conflict with the present use. The use of the Business Premises by the Company or relevant Subsidiary does not constitute a breach of any of the Property Leases or any applicable law.

38 Schedule 7 accurately describes all of the leases and licenses of real property to the Company or any Subsidiary including the car park license granted by the Darwin City Council. The Company or relevant Subsidiary has made all payments required by and has otherwise complied with the terms of each of the Property Leases. Nothing has occurred which may be used as grounds for termination of any of the Property leases.

39 No development, alterations or works have been carried out in relation to the Business Premises which would require any permission or consent under any statute or regulation which has not been obtained and all conditions attaching or any such permission or consent have been fully complied with. Vendors are aware that the Business Premises may be developed by the Purchaser and they are not aware of any features on or under the Business Premises (including, without limitation, drains, sewers or electricity easements or the registration of any part of the Business Premises with the Aboriginal Areas Protection Authority) or any latent defects affecting any part of the Business Premises which may prejudicially affect any proposed development or use or, in their reasonable opinion, the value of the Business Premises to any material extent. Vendors have advised Purchaser of any such matters of which they are aware which may in their reasonable opinion prejudicially affect the value of the Business Premises to any extent, whether or not material.

40. As far as the Company and each of the Subsidiaries and each of the Vendors are aware, there are no proposals by any competent authority or other person which would adversely affect the Business Premises including:

    (a) a proposal of any competent authority of an intention to resume or compulsorily acquire the whole or any part of the Business Premises;

    (b) requiring the carrying out of any alterations, works, improvements or maintenance or other action in relation to the Business Premises involving any substantial expenditure, and

                                                                              59
--------------------------------------------------------------------------------
       there are no circumstances likely to result in the service of any such notices.

41 Each of the buildings and other erections on the Business Premises:

   (a) is in such condition and repair as to be substantially fit for the purpose for which it is presently used; and

   (b) is approved and otherwise complies with applicable laws and industrial health and safety regulations.

42 The connections to power, water and waste disposal services existing in the buildings and other erections on the Business Premises are approved and otherwise comply with applicable laws and are sufficient for the conduct of the Company's and the Subsidiaries' businesses. None of the Company or any Subsidiary or any of the Vendors are aware of any imminent or likely interruption of those services.

43 There are no current disputes relating to any of the Business Premises or their use.

PLANT AND EQUIPMENT
--------------------------------------------------------------------------------
44 Schedule 8 is a complete list of all items of Plant and Equipment owned by the Company and each of the Subsidiaries with a written down value in excess of Aus$5,000 as at the Last Balance Date. Schedule 9 accurately describes all of the Equipment Leases.

45 The rate of depreciation applied in the Last Accounts for each item of Plant and Equipment has been applied over previous accounting periods of the Company or relevant Subsidiary and is adequate to write down its value to nil realisable value at the end of its useful working life.

46 Each item of Plant and Equipment and Leased Plant and Equipment:

   (a) is in good repair taking into account normal wear and tear;

   (b) is in satisfactory working condition and capable of doing the work for which it is designed; and

   (c) has been maintained in a manner that does not prejudice any rights under any maintenance contract in connection with any of that plant and equipment.

                                                                              60
--------------------------------------------------------------------------------
47 There is no claim outstanding against any supplier of the Plant and Equipment or Leased Plant and Equipment or of maintenance services for that plant and equipment in connection with any defect in that plant and equipment.

48 Each item of Plant and Equipment and Leased Plant and Equipment is in the physical possession of the Company or relevant Subsidiary.

49 Each item of Plant and Equipment and Leased Plant and Equipment is erected or positioned in accordance with all applicable laws and is operated by the Company or relevant Subsidiary without contravening any laws or industrial health and safety regulations.

50 The Company or relevant Subsidiary has made all payments required by and has otherwise complied with the terms of each of the Equipment Leases.

INVENTORY
--------------------------------------------------------------------------------
51 The level of Inventory (including spare parts) is sufficient to meet the requirements for the business of the Company or relevant Subsidiary and is not materially surplus to the requirements of that business.

52 The level of Inventory which is obsolete or slow moving does not exceed that at the Last Balance Date.

53 All the Inventory is in the physical possession of the Company or relevant
   Subsidiary.

54 To the best of Vendors' knowledge and belief, after reasonable inquiry, none of the Inventory has been sold to the Company or any Subsidiary on a term to the effect that the seller retains title in the relevant goods until payment in full for the goods.

INTELLECTUAL PROPERTY RIGHTS
--------------------------------------------------------------------------------
55 Schedule 10 is a complete and accurate list of:

   (a) all registered and unregistered business names and trade marks;

   (b) all registered patents and designs; and

   (c) all applications for registration of patents and designs,

                                                                              61
--------------------------------------------------------------------------------
   owned or used at any time by the Company or any Subsidiary in connection with its business and contains full details of the Intellectual Property Licenses.

56 The Company or relevant Subsidiary owns all right, title and interest in Australia in and to the Intellectual Property Rights except that the right to use the Aspinall name is limited to the Northern Territory. The Company or relevant Subsidiary has not licensed any of the Intellectual Property Rights and has not assigned or in any way disposed of any right, title or interest in the Intellectual Property Rights.

57 The Company has not disclosed any of the Confidential Information except properly in the ordinary course of its business.

58 The Intellectual Property Rights are to the best knowledge and belief of Vendors, after reasonable inquiry, valid and enforceable in Australia. The Company or relevant Subsidiary has taken all necessary steps to obtain and maintain appropriate registrations for the Intellectual Property Rights and to protect and defend the Intellectual Property Rights.

59 To the knowledge and belief of the Vendors, after reasonable inquiry, neither the carrying on of its business by the Company or relevant Subsidiary nor the use of the Intellectual Property Rights:

   (a) infringes, or is alleged to infringe, the intellectual property rights (including business names, trade marks, patents, designs, copyright and rights to confidential information) of any third party; or

   (b) is, or is alleged to be, in breach of any obligation of confidence owed to any third party.

60 To the best knowledge and belief of Vendors, after reasonable inquiry, there has not been:

   (a) any infringement of any of the Intellectual Property Rights;

   (b) any misuse or unauthorized disclosure of the Confidential Information; or

   (c) any other act which may affect the validity or enforceability of the Intellectual Property Rights.

61 Except with respect to the use of the Aspinall name outside of the Northern
   Territory, none of the Company or any Subsidiary or any of the Vendors are aware of any use by any other person of any of the

                                                                              62
--------------------------------------------------------------------------------
   business names or the trade marks owned or used by the Company or relevant Subsidiary.

62 To the best knowledge and belief of Vendors, after reasonable inquiry, each of the Intellectual Property Licenses is valid, binding and enforceable against the parties to it. The Company or relevant Subsidiary has complied at all times with the terms of the Intellectual Property Licenses and no licensor has any right to terminate an Intellectual Property License.

CONTRACTS
--------------------------------------------------------------------------------
63 Schedule 11 is a complete list of all material contracts (i.e., contracts entered into by the Company or any Subsidiary which individually require aggregate consideration in excess of Aus$100,000 or which cannot be terminated on 60 days notice or less). Full details of all material contracts entered into by the Company or any Subsidiary have been duly disclosed to the Purchaser in writing. Schedule 12 is a complete list of all banking facilities available to the Company or any Subsidiary.

64 The Company or relevant Subsidiary has complied at all times with its obligations under all material contracts entered into by it.

65 Each of the material contracts entered into by the Company or any Subsidiary is valid, binding and enforceable against the parties to it and there is no party in breach of, or in default under, any such contract.

66 None of the material contracts entered into by the Company or any Subsidiary contain in the reasonable opinion of Vendors any onerous, unusual or other provision material for disclosure to a prudent intending purchaser of the Shares.

67 None of the material contracts entered into by the Company or any Subsidiary is known to the Company or any Subsidiary or any of the Vendors to be likely to result in a loss for that company.

68 The Company has not made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of business and on customary terms. The same is true of each Subsidiary.

69 Except to the extent of the provision for doubtful debts in the Interim
   Accounts, the Vendors have no reason to believe that all accounts receivable of and other debts owed to the Company or any of the

                                                                              63
--------------------------------------------------------------------------------
   Subsidiaries will not be good and collectable in the ordinary course of business and in any event not later than 3 months after the Completion Date.

70 The total amount borrowed by the Company and each of the Subsidiaries from its bankers does not exceed its overdraft accommodation and the total amount borrowed or raised by the Company and each of the Subsidiaries from any source does not exceed any limitation in its articles of association or in any deed or Agreement executed by it.

INSURANCE
--------------------------------------------------------------------------------
71 Schedule 13 comprises a complete list of all contracts of insurance and indemnity in force in respect of the business and the property and assets.

72 Each of the contracts of insurance is in force and there is no fact or circumstance known to the Company or any Subsidiary or any of the Vendors which would lead to any of them being prejudiced. None of the contracts of insurance will be terminated or cease to have effect as a consequence of the change in ownership of the Shares.

73 All of the property and assets of the Company and the Subsidiaries of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against. All risks, whether in relation to damage to property, personal injury, product liability or otherwise are adequately insured for such amounts as would be maintained in accordance with prudent business practice.

TAXATION
--------------------------------------------------------------------------------
74 All tax and duty returns required by law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, sales tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed by the Company or any Subsidiary have been lodged or filed.

75 No tax or duty return referred to in warranty 74 contains a statement that is false or misleading in any material particular or omits to refer to any matter which is required to be included or without which the statement is false or misleading.

                                                                              64
--------------------------------------------------------------------------------
76 All records relating to tax or duty returns referred to in warranty 74 or to the preparation of those returns required by law to be maintained by the Company or any Subsidiary have been duly maintained.

77 All taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which the Company or any Subsidiary is liable, including any penalty or interest, have been paid.

78 There is no current dispute between the Company or any Subsidiary and the Commissioner of Taxation of the Commonwealth of Australia or any other federal, state, territorial or municipal body or authority responsible for the collection of tax or duty.

79 All amounts of income tax required by law to be deducted by the Company or any Subsidiary from the salary or wages of employees have been duly deducted and, where appropriate, duly paid.

80 No dividend has been paid by the Company or any Subsidiary:

   (a) in respect of which the required franking amount (as provided for in section 160AQE of the Income Tax Assessment Act ("Tax Act") has exceeded the franked amount (as defined in section 160APA of the Tax Act) of the dividend; or

   (b) which has been franked in excess of the required franking amount,

   which would result in that company being liable to pay franking deficit tax under section 160AQJ of the Tax Act or additional tax under section 160ARX of the Tax Act.

81 All documents entered into by the Company or any Subsidiary, if required, have been duly stamped.

82 All stamp duty payable on any transfer of the Shares or shares in any Subsidiary before the Completion Date has been duly paid.

--------------------------------------------------------------------------------

RECORDS

--------------------------------------------------------------------------------

83 The Records:

   (a) are complete, true and accurate in all material respects;

   (b) give a true and fair view of the trading transactions, financial and contractual position of the Company and each of the Subsidiaries and of its assets and liabilities and those of the Subsidiaries;

   (c) as far as is relevant, have been prepared in accordance with the applicable Companies Code or Corporations Law and the Accounting Standards; and

   (d) are in the possession of the Company, the relevant Subsidiary or their professional advisors in their original form where applicable.

84 The Company and each of the Subsidiaries has filed all annual returns and other forms as and where required to be filed or registered under the Companies Code or Corporations Law (as applicable) and neither the Company nor any of the Subsidiaries is liable to be struck off the register of companies.

LITIGATION
--------------------------------------------------------------------------------

85 Except as disclosed on Schedule 14, the Company is not involved in any litigation or arbitration proceedings and there are no facts likely to give rise to any such proceedings. The same is true of each Subsidiary. The matters referred to on Schedule 14 will not, individually or in the aggregate, have a material and adverse effect on the Company or any Subsidiary.

86 No claim has been made against the Company or any Subsidiary in connection with any defective product or services supplied by it in the course of carrying on its business. The Company has not breached the provisions of the Trade Practices Act or any equivalent state or territory enactments or the requirements of consumer product safety standard or consumer product information standard prescribed by law. The same is true of each Subsidiary.

87 None of the operations of the Company or any Subsidiary are subject to any unsatisfied judgment or any order, award or decision handed down in any litigation or arbitration proceedings.

--------------------------------------------------------------------------------
ENVIRONMENT
--------------------------------------------------------------------------------

88 There is no Contaminant present in, on, under or above the Business Premises and there is nothing which may become or give rise to such a Contaminant in the future.

89 The Business Premises are and have been operated in material compliance with all applicable Environmental Laws and other laws and regulations pertaining to health and safety and occupational hazards or conditions, including without limitation with respect to passive smoking. Except as may be adequately covered by insurance, neither the Company nor any Subsidiary has any liability, contingent or otherwise, with respect to such matters.

90 The Company in the conduct of its business or the occupation and use of the Business Premises, has not harmed the Environment in a manner not permitted by any Environmental Law. The same is true of each Subsidiary.

91 All authorisations and approvals required under any Environmental Law relating to the business of the Company and each of the Subsidiaries are in full force and effect and will not be terminated or cease to have effect as a consequence of the change in ownership of the Shares.

92 No authorisations or approvals under any Environmental Law relating to the business of the Company or any Subsidiary are subject to a right of appeal by any person.

93 The Company and each of the Subsidiaries has at all times complied with all the terms of any authorisations and approvals under any Environmental Law relating to the business of the Company or relevant Subsidiary.

94 There is no proposal to revoke, suspend modify or not renew any authorisation or approval under any Environmental Law relating to the business of the Company or any Subsidiary.

95 There is no actual or contingent obligation to pay money or carry out any work in relation to the Business Premises or any other assets of the Company or any Subsidiary to comply with an Environmental Law. The Company is not subject to any liability under any Environmental Law or under the common law arising from the carrying on of its business at any time. The same is true of each Subsidiary.

--------------------------------------------------------------------------------

96 The carrying on of its business by the Company and each of the Subsidiaries has not been negligent and has not resulted in or caused any public or private nuisance or contravention of the rule known as the Rule in Rylands v Fletcher (1868) LR3 (HL) 330.

97 The carrying on of its business by the Company and each of the Subsidiaries, including proposed expansion plans, is in conformity with all applicable laws, rules and regulations pertaining to aboriginal land claims, including with respect to "sacred sites."

EMPLOYEES

--------------------------------------------------------------------------------

98 All contracts of service or for services and letters of appointment in respect of any employees of, or consultants to, the Company or any Subsidiary, being employees or consultants with an annual remuneration of in excess of Aus$30,000 or required to be given at least three (3) months notice of termination, have been fully disclosed to the Purchaser in writing. Each of the contracts entered into with employees or consultants are enforceable against the parties to it and there is no party in breach of, or in default under, any such contract.

99 No loans or other advances have been made to any directors or employees of the Company or any Subsidiary.

100 The Company and each of the Subsidiaries has made all payments in respect of occupational superannuation required under any contract or award in respect of each of its employees.

101 The Company is not involved in any industrial or trade dispute or any dispute regarding any claim with any of its employees or with any trade union and there are no facts or circumstances which are likely to result in such a dispute.

102 Since the Last Accounts Date there has not been any material change in the remuneration or emoluments or benefits of any executives who are employees.

103 Schedule 15 sets forth a list of all employee benefit plans, including but not limited to pension plans, health plans and life insurance plans.

SUPERANNUATION
--------------------------------------------------------------------------------

104 The Company and each of the Subsidiaries has complied with all its obligations under the relevant trust deeds, including the payment of all

                                                                              68
--------------------------------------------------------------------------------
    contributions and expenses to the applicable Fund required to be made under the relevant trust deeds.

105 Full disclosure has been made to the Purchaser in writing of all material facts relating to contributions and benefit arrangements in connection with the Fund including the current levels of contributions and benefits, the basis upon which they are calculated and whether contributions are paid in advance or arrears and there are no superannuation or other benefit schemes, other than the Fund, to which the Company or any Subsidiary is contributing or has entered into a commitment which could involve future contributions, or under which any of the employees of that company receives or is entitled to receive or reasonably expects to receive any benefits.

106 Neither the Company nor any Subsidiary has received notice of any claim or dispute in relation to the Fund.

107 The transfer of the Shares will not cause any increase in the obligations of the Company or any Subsidiary to make contributions to the Fund.

108 Neither the Company nor any Subsidiary has misrepresented to any person the benefits which are or may be available in respect of the Fund.

CHANGES SINCE THE LAST BALANCE DATE
--------------------------------------------------------------------------------
109 Since the Last Balance Date:

    (a) the business of the Company and each of the Subsidiaries has been carried on in the ordinary and usual course and no contracts or commitments differing from those ordinarily necessitated by the nature of that business have been entered into or incurred;

    (b) there has been no change in the assets, the liabilities or the financial position or profits of the Company and the Subsidiaries from that set out in the Last Accounts except changes in the ordinary course of business, none of which individually or in the aggregate is materially adverse to the company; and

    (c) the business or financial position of the Company or any Subsidiary has not been materially and adversely affected by any matter, either financial or otherwise and whether covered by insurance or not.

--------------------------------------------------------------------------------

110 Since the Last Balance Date:

    (a) no distributions of cash or specific assets by way of dividend or otherwise on the share capital of the Company or any Subsidiary have been made and no securities of the Company or any Subsidiary have been purchased by any of them;

    (b) no shares in or debentures of the Company or any Subsidiary have been issued or agreed to be issued or put under option;

    (c) no alteration has been made to the rights attached to any existing shares in the Company or any Subsidiary;

    (d) no alteration has been made to the memorandum or articles of association of the Company or any Subsidiary;

    (e) no alteration has been made to the capital structure of the Company or any Subsidiary;

    (f) no additional directors have been appointed to the Company or any Subsidiary.

BROKERAGE
--------------------------------------------------------------------------------

111 No person is entitled to recover from the Company or any Subsidiary any fee or commission in connection with the purchase or sale of the Shares.

INFORMATION
--------------------------------------------------------------------------------

112 All written information given by the Company or any Subsidiary or any of the Vendors or the Vendors' professional advisers to the Purchaser or to the Purchaser's professional advisers in the course of negotiations leading to this Agreement and Completion are true and accurate in all respects. None of that written information is misleading in any material particular, whether by omission or otherwise.

113 There are no facts or circumstances which might reasonably be expected materially and adversely to affect the financial position, operations, or prospects of the Company or any Subsidiary other than facts and circumstances which have been fully disclosed to Purchaser or affecting as a whole the industry in which the business of the Company and the Subsidiaries is carried on.

--------------------------------------------------------------------------------

114 None of the written information supplied to the Purchaser prior to or after the date of this Agreement contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                  APPENDIX B

--------------------------------------------------------------------------------

APPENDIX B WARRANTIES AND REPRESENTATIONS WITH RESPECT TO
           ULTRABRIDGE DARWIN LIMITED

--------------------------------------------------------------------------------

VENDORS' QUALIFICATIONS

--------------------------------------------------------------------------------

 1 The Ultrabridge Vendors are the registered holders and beneficial owners of the Ultrabridge Shares as set out in Schedule 1.

 2 There are no mortgages, charges, pledges, liens, encumbrances or other security interests over or affecting the Ultrabridge Shares.


ULTRABRIDGE

--------------------------------------------------------------------------------

 3 Ultrabridge:

   (a) is accurately described in Recitals B and E;

   (b) has full corporate power to own its properties, assets and business and to carry on its business as now conducted; and

   (c) has done everything necessary to do business lawfully in all jurisdictions in which its business is carried on.

 4 No meeting has been convened or resolutions proposed, or petition presented, and no order has been made, for the winding-up of Ultrabridge. No distress, execution or other similar order or process has been levied on any of the property or assets of Ultrabridge. No voluntary arrangement has been proposed or reached with any creditors of Ultrabridge. No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed in relation to Ultrabridge. Ultrabridge is able to pay its debts as and when they fall due.


THE SHARES

--------------------------------------------------------------------------------

 5 The Ultrabridge Shares comprise the whole of the issued share capital, whether ordinary or preference, of Ultrabridge, and are fully paid.

 6 There are no commitments in place under which Ultrabridge is obliged at any time to issue any shares or other securities of the Company.

 7 There is no restriction on Ultrabridge or the Ultrabridge Vendors with respect to the sale or transfer of the Ultrabridge Shares to the

--------------------------------------------------------------------------------

   Purchaser except for the consent of the directors of Ultrabridge to the registration of the transfers of the Ultrabridge Shares.


FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

 8 No forecasts and projections relating to Ultrabridge have been given to the Purchaser or its professional advisers by or on behalf of any Ultrabridge Vendor no such forecasts or projections have been prepared by or on behalf of Ultrabridge Vendors relating to periods subsequent to 31 December, 1994. In the event any such forecasts or projections are prepared, they will be promptly provided to Purchaser.

 9 The Last Ultrabridge Accounts disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of Ultrabridge as at the Last Balance Date, and the income, expenses and results of operations of Ultrabridge for the financial period ending on that date.

10 The Last Ultrabridge Accounts were prepared:

   (a) in accordance with the requirements of the applicable Companies Code or Corporations Law and any other applicable laws;

   (b) in accordance with the Accounting Standards (except that Ultrabridge will not comply with the equity accounting provisions of International Accounting Standards 28 in respect of its investment in the Company);

   (c) in the manner described in the notes to them and the accompanying auditor's opinion;

   (d) on a consistent basis with the audited accounts for the prior financial year; and

   (e) without revaluing upwards any assets during the period which is the subject of the Last Ultrabridge Accounts.

11 The Ultrabridge Completion Accounts will disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of Ultrabridge as at the Completion Date, and the income, expenses and results of operations of Ultrabridge for the financial period ending on that date. The Ultrabridge Completion Accounts will not reflect any indebtedness, liability or obligation of any nature (contingent or otherwise) except as specifically provided for by this Agreement.

--------------------------------------------------------------------------------

12 The Ultrabridge Completion Accounts will be prepared:

   (a) in accordance with the requirements of the Companies Code or Corporations Law and any other applicable laws of the Cayman Islands or any other jurisdiction;

   (b) in accordance with the Accounting Standards;

   (c) in the manner described in the notes to them and the accompanying auditor's opinion;

   (d) on a consistent basis with the Last Ultrabridge Accounts; and

   (e) without revaluing upwards any assets during the period which is the subject of the Ultrabridge Completion Accounts.

13 Ultrabridge is not directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person. No Subsidiary is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligations of any person, including the Company and any other Subsidiary.

14 No letter of comfort has been given by Ultrabridge.


BUSINESS

--------------------------------------------------------------------------------

15 Ultrabridge is the legal and beneficial owner of all its property and assets, including the shares of the Company reflected on Schedule 1A. At Completion there will be no mortgages, pledges, liens, encumbrances, charges or other security interests over or affecting such shares.

16 Ultrabridge holds all statutory licenses, consents and authorisations necessary, if any, for the carrying on of its business. Copies of any such licenses, consents and authorizations have been provided to the Purchaser. There is no fact or matter that might prejudice the continuance or renewal of those licenses, consents or authorisations.

17 The business of Ultrabridge is conducted in accordance with all applicable laws, regulations, licenses and agreements, does not contravene any laws, regulations, licenses or agreements and no allegation of any contravention of any applicable laws, regulations, licenses or agreements is known to Ultrabridge or any of the Ultrabridge Vendors.

--------------------------------------------------------------------------------

18 There has not been any breach of or default by Ultrabridge of any term or provision of:

   (a) its memorandum and articles of association;

   (b) any instrument to which it is a party or by which it is bound which is material to its business or financial condition; or

   (c) any judgment, order or injunction of any court, commission, board or other administrative or governmental authority,

   and there has not occurred any event which, with the passage of time or giving of notice, would constitute a breach or default of that kind.

19 The transfer of the Ultrabridge Shares in accordance with this Agreement does not and will not constitute a breach of any obligation (including any statutory, contractual of fiduciary obligation) or default under any agreement or undertaking by which Ultrabridge is bound.

20 On Completion no guarantee, indemnity or letter of comfort in respect of Ultrabridge given by any person will be outstanding.

21 There are no powers of attorney given by Ultrabridge in force except the power of attorney in Clause 16.

22 The names and locations of all banks in which Ultrabridge has an account and the names of all persons authorised to sign on the accounts are listed in Schedule B1.

23 Since incorporation, the sole activity of Ultrabridge has been the holding of shares in the Company and loans related thereto and Ultrabridge has conducted no business or entered into any agreements or other arrangements. Except for matters as referred to in Clause 7.5, Ultrabridge does not have any indebtedness, liability or obligation of any nature (contingent or otherwise), so that Ultrabridge can be put into voluntary members liquidation and its assets distributed to Purchaser. Ultrabridge has no employees and does not own or rent any property (other than the shares of the Company).

24 Ultrabridge:

   (a) does not hold any shares in the capital of any company other than the Company;

   (b) is not a member of any partnership or other unincorporated association;

                                                                              75
--------------------------------------------------------------------------------
   (c) is not a trustee of any trust estate or fund; and

   (d) does not have a permanent establishment (as that expression is defined in any relevant double taxation Agreement) outside the Cayman Islands.

25 Since February 23, 1995, Ultrabridge has complied with the provisions of Clauses 7.1, 7.2 and 7.3.

INSURANCE
--------------------------------------------------------------------------------
26 Schedule B2 comprises a complete a complete list of all contracts of insurance and indemnity, if any, in force in respect of the business and the property and assets of Ultrabridge.

27 Each of the contracts of insurance is in force and there is no fact or circumstances known to Ultrabridge or any of the Vendors which would lead to any of them being prejudiced. None of the contracts of insurance will be terminated or cease to have effect as a consequence of the change in ownership of the Ultrabridge Shares.

TAXATION
--------------------------------------------------------------------------------
28 All tax and duty returns required by law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, sales tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed or filed by Ultrabridge have been lodged or filed.

29 No tax or duty returns referred to in Ultrabridge warranty 28 contains a statement that is false or misleading in any material particular or omits to refer to any matter which is required to be included or without which the statement is false or misleading.

30 All records relating to tax or duty returns referred to in Ultrabridge warranty 28 or to the preparation of those returns required by law to be maintained by Ultrabridge have been duly maintained.

31 All taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which Ultrabridge is liable, including any penalty or interest, have been paid.

32 There is no current dispute between Ultrabridge and any authority responsible for the collection of tax or duty.

                                                                              76
--------------------------------------------------------------------------------
33 No dividend has been paid by Ultrabridge.

34 All documents entered into by Ultrabridge, if required, have been duly stamped.

35 All stamp duty payable on any transfer of the Ultrabridge Shares before the Completion Date has been duly paid.

RECORD
--------------------------------------------------------------------------------
36 The Records relating to Ultrabridge:

   (a) are complete, true and accurate in all material respects;

   (b) give a true and fair view of the trading transactions, financial and contractual position of Ultrabridge and of its assets and liabilities;

   (c) as far as is relevant, have been prepared in accordance with the applicable Companies Code or Corporations Law and the Accounting Standards; and

   (d) are in the possession of Ultrabridge or its professional advisers in their original form where applicable.

37 Ultrabridge has filed all annual returns and other forms as and where required to be filed or registered under the Companies Code or Corporations Law (as applicable) and Ultrabridge is not liable to be struck off the register of companies.

LITIGATION
--------------------------------------------------------------------------------
38 Ultrabridge is not involved in any litigation or arbitration proceedings and there are no facts which could give rise to any such proceedings.

39 None of the operations of Ultrabridge are subject to any unsatisfied judgment or any order, award or decision handed down in any litigation or arbitration proceedings.

CHANGES SINCE THE DATE OF THE LAST ULTRABRIDGE ACCOUNTS
--------------------------------------------------------------------------------
40 Since the date of the Last Ultrabridge Accounts:

                                                                              77
--------------------------------------------------------------------------------
   (a) the business of Ultrabridge has been carried on in the ordinary and usual course and no contracts or commitments have been entered into or incurred;

   (b) there has been no change in the assets, the liabilities or the financial position or profits of Ultrabridge from that set out in the Last Accounts except changes in the ordinary course of business, none of which individually or in the aggregate is materially adverse to Ultrabridge; and

   (c) the business or financial position of Ultrabridge has not been materially and adversely affected by any manner, either financial or otherwise and whether covered by insurance or not.

41 Since the date of the Last Ultrabridge Accounts:

   (a) no distributions of cash or specific assets by way of dividend or otherwise on the share capital of Ultrabridge have been made and no securities of Ultrabridge have been purchased;

   (b) no shares in or debentures of Ultrabridge have been issued or agreed to be issued or put under option;

   (c) no alteration has been made to the rights attached to any existing shares in Ultrabridge;

   (d) no alteration has been made to the memorandum or articles of association of Ultrabridge;

   (e) no alteration has been made to the capital structure of Ultrabridge;

   (f) no additional directors have been appointed to Ultrabridge.

INFORMATION
--------------------------------------------------------------------------------
42 All written information given by Ultrabridge or any of the Ultrabridge
   Vendors or the Ultrabridge Vendors' professional advisers to the Purchaser or to the Purchaser's professional advisers in the course of negotiations leading to this Agreement and Completion are true and accurate in all respects. None of that written information is misleading in any material particular, whether by omission or otherwise.

43 There are no facts or circumstances which might reasonably be expected materially and adversely to affect the financial position, operations, or prospects of Ultrabridge other than facts and

--------------------------------------------------------------------------------

   circumstances which have been fully disclosed to Purchaser or affecting as a whole the industry in which the business of Ultrabridge, the Company and the Subsidiaries is carrried on.

44 None of the written information supplied to the Purchaser prior to or after the date of this Agreement contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or in connection therewith or necessary to be stated in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                 APPENDIX C

--------------------------------------------------------------------------------
APPENDIX C   WARRANTIES AND REPRESENTATIONS WITH RESPECT TO HAVEWIN TRADING
             LIMITED
--------------------------------------------------------------------------------
VENDORS' QUALIFICATIONS
--------------------------------------------------------------------------------

1 The Havewin Vendors are the registered holders and beneficial owners of the Havewin Shares as set out in Schedule 1.

2 There are no mortgages, charges, pledges, liens, encumbrances or other security interests over or affecting the Havewin Shares.

HAVEWIN
--------------------------------------------------------------------------------

3  Havewin:

   (a) is accurately described in Recitals C and F;

   (b) has full corporate power to own its properties, assets and business and to carry on its business as now conducted; and

   (c) has done everything necessary to do business lawfully in all jurisdictions in which its business is carried on.

4 No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of Havewin. No distress, execution or other similar order or process has been levied on any of the property or assets of Havewin. No voluntary arrangement has been proposed or reached with any creditors of Havewin. No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed in relation to Havewin. Havewin is able to pay its debts as and when they fall due.

THE SHARES
--------------------------------------------------------------------------------
5 The Havewin Shares comprise the whole of the issued share capital of Havewin, whether ordinary or preference, and are fully paid.

6 There are no commitments in place under which Havewin is obliged at any time to issue any shares or other securities of the Company.

7 There is no restriction on Havewin or the Havewin Vendors with respect to the sale or transfer of the Havewin Shares to the Purchaser

                                                                              80
--------------------------------------------------------------------------------
   except for the consent of the directors of Havewin to the registration of the transfers of the Havewin Shares.

FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

8 No forecasts and projects relating to Havewin have been given to the Purchaser or its professional advisers by or on behalf of any Havewin
   Vendor. No such forecasts or projections have been prepared by or on behalf of Havewin or any of the Havewin Vendors relating to periods subsequent to 31 December 1994. In the event any such forecasts or projections are prepared, they will be promptly provided to Purchaser.

9 The Last Havewin Accounts disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of Havewin as at the Last Balance Date, and the income, expenses and results of operations of Havewin for the financial period ending on that date.

10 The Last Havewin Accounts were prepared:

   (a) in accordance with the requirements of the applicable Companies Code or Corporations Law and any other applicable laws;

   (b) in accordance with the Accounting Standards;

   (c) in the manner described in the notes to them and the accompanying auditor's opinion;

   (d) on a consistent basis with the audited accounts for the prior financial year; and

   (e) without revaluing upwards any assets during the period which is the subject of the Last Havewin Accounts

11 The Havewin Completion Accounts will disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of Havewin as at the Completion Date, and the income, expenses and results of operations of Havewin for the financial period ending on that date. The Havewin Completion Accounts will not reflect any indebtedness, liability or obligation of any nature (contingent or otherwise except as specifically provided for by this Agreement).

12 The Havewin Completion Accounts will be prepared:

                                                                              81
--------------------------------------------------------------------------------

   (a) in accordance with the requirements of the Companies Code or Corporations Law and any other applicable laws of Hong Kong or any other jurisdiction;

   (b) in accordance with the Accounting Standards;

   (c) in the manner described in the notes to them and the accompanying auditor's opinion;

   (d) on a consistent basis with the Last Havewin Accounts; and

   (e) without revaluing upwards any assets during the period which is the subject of the Havewin Completion Accounts.

13 Havewin is not directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person. No Subsidiary is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligations of any person, including the Company and any other Subsidiary.

14 No letter of comfort has been given by Havewin.

BUSINESS

--------------------------------------------------------------------------------

15 Havewin is the legal and beneficial owner of all its property and assets, including the shares of the Company reflected on Schedule 1B. At Completion there will be no mortgages, pledges, liens, encumbrances, charges or other security interests over or affecting such shares.

16 Havewin holds all statutory licences, consents and authorisations necessary, if any, for the carrying on of its business. Copies of any such licences, consents and authorizations have been provided to the Purchaser. There is no fact or matter that might prejudice the continuance or renewal of those licences, consents or authorisations.

17 The business of Havewin is conducted in accordance with all applicable laws, regulations, licenses and agreements, does not contravene any laws, regulations, licenses or agreements and no allegation of any contravention of any applicable laws, regulations, licenses or agreements is known to Havewin or any of the Havewin Vendors.

18 There has not been any breach of or default by Havewin of any term or provision of:

   (a) its memorandum and articles of association;

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--------------------------------------------------------------------------------

   (b) any instrument to which it is a party or by which it is bound which is material to its business or financial condition; or

   (c) any judgment, order or injunction of any court, commission, board or other administrative or governmental authority,

   and there has not occurred any event which, with the passage of time or giving of notice, would constitute a breach or default of that kind.

19 The transfer of the Havewin Shares in accordance with this Agreement does not and will not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation) or default under any agreement or undertaking by which Havewin is bound.

20 On Completion no guarantee, indemnity or letter of comfort in respect of Havewin given by any person will be outstanding.

21 There are no powers of attorney given by Havewin in force except the power of attorney in Clause 16.

22 The names and locations of all banks in which Havewin has an account and the names of all persons authorised to sign on the accounts are listed in Schedule C1.

23 Since incorporation, the sole activity of Havewin has been the holding of shares in the Company and loans related thereto and Havewin has conducted no business or entered into any agreements or other arrangements. Except for matters as referred to in Clause 7.5, Havewin does not have any indebtedness, liability or obligation or any nature (contingent or otherwise), so that Havewin can be put into voluntary members liquidation and its assets distributed to Purchaser. Havewin has no employees and does not own or rent any property (other than the shares of the Company).

24 Havewin:

   (a) does not hold any shares in the capital of any company other than the Company;

   (b) is not a member of any partnership or other unincorporated association;

   (c) is not a trustee of any trust estate or fund; and

   (d) does not have a permanent establishment (as that expression is defined in any relevant double taxation Agreement) outside Hong Kong.

                                                                              83
--------------------------------------------------------------------------------

25 Since February 23, 1995, Havewin has complied with the provisions of Clauses
   7.1, 7.2 and 7.3.

INSURANCE

--------------------------------------------------------------------------------

26 Schedule C2 comprises a complete list of all contracts of insurance and indemnity, if any, in force in respect of the business and the property and assets.

27 Each of the contracts of insurance is in force and there is no fact or circumstance known to Havewin or any of the Vendors which would lead to any of them being prejudiced. None of the contracts of insurance will be terminated or cease to have effect as a consequence of the change in ownership of the Havewin Shares.

TAXATION

--------------------------------------------------------------------------------

28 All tax and duty returns required by law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, sales tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed by Havewin have been lodged or filed.

29 No tax or duty return referred to in Havewin warranty 28 contains a statement that is false or misleading in any material particular or omits to refer to any matter which is required to be included or without which the statement is false or misleading.

30 All records relating to tax or duty returns referred to in Havewin warranty
   28 or to the preparation of those returns required by law to be maintained by Havewin have been duly maintained.

31 All taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which Havewin is liable, including any penalty or interest, have been paid.

32 There is no current dispute between Havewin and any authority responsible for the collection of tax or duty.

33 No dividend has been paid by Havewin.

34 All documents entered into by Havewin, if required, have been duly stamped.

                                                                              84
--------------------------------------------------------------------------------

35 All stamp duty payable on any transfer of the Havewin Shares before the Completion Date has been duly paid.

RECORDS

--------------------------------------------------------------------------------

36 The Records relating to Havewin:

   (a) are complete, true and accurate in all material respects;

   (b) give a true and fair view of the trading transactions, financial and contractual position of Havewin and of its assets and liabilities;

   (c) as far as is relevant, have been prepared in accordance with the applicable Companies Code or Corporations Law and the Accounting Standards; and

   (d) are in the possession of Havewin or its professional advisers in their original form where applicable.

37 Havewin has filed all annual returns and other forms as and where required to be filed or registered under the Companies Code or Corporations Law (as applicable) and Havewin is not liable to be struck off the register of companies.

LITIGATION

--------------------------------------------------------------------------------

38 Havewin is not involved in any litigation or arbitration proceedings and there are no facts which could give rise to any such proceedings.

39 None of the operations of Havewin are subject to any unsatisfied judgment or any order, award or decision handed down in any litigation or arbitration proceedings.

CHANGES SINCE THE DATE OF THE LAST HAVEWIN ACCOUNTS

--------------------------------------------------------------------------------

40 Since the date of the Last Havewin Accounts:

   (a) the business of Havewin has been carried on in the ordinary and usual course and no contracts or commitments have been entered into or incurred;

   (b) there has been no change in the assets, the liabilities or the financial position or profits of Havewin from that set out in the

                                                                              85
--------------------------------------------------------------------------------

       Last Accounts except changes in the ordinary course of business, none of which individually or in the aggregate is materially adverse to Havewin; and

   (c) the business or financial position of Havewin has not been materially and adversely affected by any matter, either financial or otherwise and whether covered by insurance or not.

41 Since the date of the Last Havewin Accounts:

   (a) no distributions of cash or specific assets by way of dividend or otherwise on the share capital of Havewin have been made and no securities of Havewin have been purchased;

   (b) no shares in or debentures of Havewin have been issued or agreed to be issued or put under option;

   (c) no alteration has been made to the rights attached to any existing shares in Havewin;

   (d) no alteration has been made to the memorandum or articles of association of Havewin;

   (e) no alteration has been made to the capital structure of Havewin;

   (f) no additional directors have been appointed to Havewin.

INFORMATION

--------------------------------------------------------------------------------

42 All written information given by Havewin or any of the Havewin Vendors or the Havewin Vendors' professional advisers to the Purchaser or to the Purchaser's professional advisers in the course of negotiations leading to this Agreement and Completion are true and accurate in all respects. None of that written information is misleading in any material particular, whether by omission or otherwise.

43 There are no facts or circumstances which might reasonably be expected materially and adversely to affect the financial position, operations, or prospects of Havewin other than facts and circumstances which have been fully disclosed to Purchaser or affecting as a whole the industry in which the business of Havewin, the Company and the Subsidiaries is carried on.

44 None of the written information supplied to the Purchaser prior to or after the date of this Agreement contains or will contain an untrue statement of a material fact or omits or will omit to state a material

                                                                              86
--------------------------------------------------------------------------------

       fact required to be stated therein or in connection therewith or necessary to be stated in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                                                             115
--------------------------------------------------------------------------------

Executed as a Deed with effect
from 30 June 1995 for and on
behalf of MGM Grand, Inc. in
accordance with its articles
of incorporation in the
presence of:



/s/ K. Eugene Shutler
------------------------------
Signature of authorized person



Executive Vice President & General
Counsel                                 /s/ Marcia Sarver
----------------------------------      -----------------------------------
Office held                             Witness



K. Eugene Shutler
--------------------------------
Name of authorized person
  (block letters)                       Date:  July 24, 1995
                                               -------


Executed as a Deed with effect from
30 June 1995 for and on behalf of
MGM Grand Australia Pty Ltd in
accordance with its articles of
incorporation in the presence of:



/s/ Alejandro Yemenidjian
---------------------------------
Signature of authorized person


Director                                /s/ K. Eugene Shutler
---------------------------------       ------------------------------------
Office held                             Witness


Alex Yemenidjian
---------------------------------
Name of authorized person               Date: July 21, 1995
  (block letters)                             -------

                                                                             116
--------------------------------------------------------------------------------

Executed as a Deed with effect from
30 June 1995 for and on behalf of
Ultrabridge Securities Limited in
accordance with its articles of
incorporation in the presence of:




/s/ G. McIntosh         /s/ C. Papadimitrou
-------------------------------------------
Signature of authorized person



Director                Director             /s/ P. Marchetti
-------------------------------------------  ----------------------------------
Office held                                  Witness


G. McIntosh             C. Papadimitrou
-------------------------------------------
Name of authorized person                    Date: July 26, 1995
  (block letters)                                  -------




Executed as a Deed with effect from
30 June 1995 for and on behalf of
Enderbury Limited in accordance
with its articles of incorporation
in the presence of:



/s/ G. McIntosh         /s/ C. Papadimitrou
-------------------------------------------
Signature of authorised person


Director                Director
-------------------------------------------
Office held
                                             /s/ P. Marchetti
                                             -------------------------------
                                             Witness
G. McIntosh             C. Papadimitrou
-------------------------------------------
Name of authorised person                    Date: July 26, 1995
  (block letters)                                  -------

                                                                             117
--------------------------------------------------------------------------------

Executed as a Deed with effect from
30 June 1995 for and on behalf of
HPLF Investments (II) Limited in
accordance with its articles of
incorporation in the presence of:



/s/ James Osborne
-----------------------------------
Signature of authorized person


Director                                     /s/ M. Kennedy
-----------------------------------          -----------------------------------
Office held                                  Witness


J. F. Osborne
-----------------------------------
Name of authorized person                    Dated: 21 July, 1995
  (block letters)                                   -------


SIGNED with effect from 30 June
1995 by John Victor Aspinall in the
presence of:                                 /s/ M. Kennedy
                                             -----------------------------------
                                             Witness
/s/ John Victor Aspinall
-----------------------------------          Dated: 20 July, 1995
Signature                                           -------


SIGNED with effect from 30 June
1995 by James Francis Osborne in
the presence of:                             /s/ M. Kennedy
                                             ----------------------------------
                                             Witness
/s/ James Osborne
-----------------------------------          Dated: 20 July, 1995
Signature                                           -------

                                                                             118
--------------------------------------------------------------------------------

Signed by Sir Brian Jenks and
Michael Russell Leathers, for the
Trustees of Howletts and Port
Lympne Foundation with effect from
30 June 1995, in accordance with
its trust deed in the presence of:



/s/ Brian Jenks                              /s/ M. R. Leathers
-----------------------------------          ----------------------------------
Signature of authorized person               Signature of authorized person

                                             Office held: Administrative
Office held: Trustee                          Secretary to the Trustees


SIR BRIAN JENKS                              MICHAEL RUSSELL LEATHERS
-----------------------------------          ----------------------------------
Name of authorized person                    Name of authorized person
  (block letters)                              (block letters)


/s/                                          /s/ Andrew Duncan
-----------------------------------          ----------------------------------
Witness                                      Witness

                                             Dated: ______________, 1995

Executed as a Deed with effect from
30 June 1995 for and on behalf of
Rizona (Hong Kong) Limited in
accordance with its articles of
association in the presence of:

/s/ Ong Beng Seng
-----------------------------------
Signature of authorised person


Director                                     /s/
-----------------------------------          ----------------------------------
Office held                                  Witness


Ong Beng Seng
-----------------------------------          Dated: 28 July, 1995
Name of authorised person
  (block letters)

                                                                             119
--------------------------------------------------------------------------------

Executed as a Deed with effect from
30 June 1995 for and on behalf of Leroy
Singapore Pte. Limited in accordance with its articles of association in the presence of:


/s/ JOPIE ONG HIE KOAN
-----------------------------------
Signature of authorized person


Director
-----------------------------------          /s/
Office held                                  ----------------------------------
                                             Witness
JOPIE ONG HIE KOAN
-----------------------------------
Name of authorized person
  (block letters)                            Dated: 28 July, 1995
                                                    -------

Executed as a Deed with effect from
30 June 1995 for and on behalf of Cortrust
Aktiengesellschaft fur Treuhandschaften
and Dr. Lambert Grasern, Trustees of the
J. Osborne Family Trust in accordance
with its trust deed in the presence of:


/s/ ANDREW BAKER   /s/ DR. LAMBERT GRASERN
------------------------------------------
Signature of authorised person
                                             /s/ Dr. LAMBERT GRASERN
                                             ----------------------------------
---------------------------------------      Signature of authorized person
Office held: Trustee

                                             ----------------------------------
ANDREW BAKER           Dr. LAMBERT GRASERN   Office held: Trustee
------------------------------------------
Name of authorised person
  (block letters)                            DR. LAMBERT GRASERN
                                             ----------------------------------
                                             Name of authorized person
-------------------------------------          (block letters)
Witness
                                             /s/ ANDREW BAKER
                                             ----------------------------------
Dated: 28.07, 1995                           Witness Andrew Baker
       -----                                         Soliciter

                                             Dated: 28.07, 1995
                                                    -----